                           Exhibit 10(ii)(A)(12)(a)


                                LEASE AGREEMENT



                                    BETWEEN



                               ALEXANDER'S, INC.


                                    LANDLORD


                                      AND



                       MARSHALLS OF RICHFIELD, MN., INC.


                                     TENANT





                                   REGO PARK
                                    NEW YORK

                               TABLE OF CONTENTS


                                                                                                                             Page
ARTICLE I. Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.       Demise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II. Term of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.       Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.       Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 3.       Extension Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III. Minimum Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.       Annual Minimum Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.       Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV. Percentage Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.       Percentage Rent Calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.       Lease Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 3.       Tenant's Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 4.       Non-Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 5.       Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 6.       Conduct of Business - Landlord's Recapture Rights . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 1.       Taxes Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.       Right to Contest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.       Tenant's Tax Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.       Betterment Assessments - Last 5 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 5.       Tax on Rents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VI. Maintenance of Common Areas and Common Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.       Maintenance by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.       Non-Exclusive Rights of Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.       Changes to Shopping Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.       Tenant's Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.       Enclosed Parking Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII. Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII. Initial Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.       Landlord's Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.       Tenant's Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IX. Use Clause and Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 1.       Permitted Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.       Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.       Hours of Operation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.       Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.       Outdoor Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                                                                                             Page
ARTICLE X. Maintenance of Buildings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 1.       HVAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.       Tenant's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.       Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.       Construction Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.       Tenant's Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.       Surrender of Demised Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XI. Liability and Property Damage Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 1.       Landlord's Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.       Tenant's Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XII. Mutual Self-Help . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 1.       Self-Help by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 2.       Self-Help by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XIII. Hazard Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 1.       Landlord's Insurance - Tenant's Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 2.       Tenant's Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.       Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.       Increased Insurance Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XIV. Damage Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 1.       Partial Damage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 2.       Substantial Damage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.       Substantial Damage - Last 3 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.       Rent Abatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.       Substantial Damage Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.       Casualty to Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.       Commencement of Restoration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XV. Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 2.       Total or Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 3.       Restoration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.       Taking for Temporary Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.       Disposition of Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.       Other Portions of Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.       Rent Abatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XVI. Landlord's Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 1.       Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 2.       Landlord's Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 3.       Lawful Retail Use Prohibited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XVII. Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 1.       Tenant's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 2.       Landlord's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                                                                                             Page
ARTICLE XVIII. Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 1.       Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 2.       Covenant of Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.       Status Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.       Notice to Mortgagee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.       Mechanic's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.       Invalidity of Particular Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.       Provisions Binding, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 8.       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.       Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.      Paragraph Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.      Size of Demised Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 13.      Landlord and Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 14.      Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 15.      Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 16.      Transmittal of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 17.      Investment Tax Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 18.      Merchants' Association  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 19.      Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 20.      Subordination and Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 21.      Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 22.      Tenant's Brokerage Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 23.      Consequential Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 24.      Mutual Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 25.      Transfer of Landlord's Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 26.      Mortgagee's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 27.      Satellite Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE XIX Real Estate Investment Trust Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 1.       Special Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 2.       Management of the Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 3.       Common Area Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 4.       Real Estate Investment Trust Tax Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XX Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 1.       Landlord's Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 2.       Landlord's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 3.       Tenant's Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 4.       Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.       Tenant's Right To Test  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.       Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.       Landlord's Acts - Tenant's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.       Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SCHEDULES
SCHEDULE "A-1"  SITE PLAN
SCHEDULE "A-2"  METES AND BOUNDS DESCRIPTION OF THE SHOPPING CENTER

                                                                     Page
SCHEDULE "A3"   FLOOR PLAN OF THE DEMISED PREMISES
SCHEDULE "B"    LANDLORD'S WORK AND DETERMINATION OF
                COMMENCEMENT DATE
SCHEDULE "B-1"  WORK LETTER
SCHEDULE "B-2"  PLANS PREPARED BY DAL POS ARCHITECTS, P.C.
SCHEDULE "C"    DEFINITION OF GROSS SALES
SCHEDULE "D"    LIST OF USE RESTRICTIONS
SCHEDULE "E"    SHORT FORM LEASE FOR RECORDING
SCHEDULE "F"    TENANT'S SIGNS
SCHEDULE "G"    TAX CONTEST RIGHTS - SEARS AND CALDOR
SCHEDULE "H"    ENCLOSED PARKING STRUCTURE
SCHEDULE "I"    SCHEDULE OF ENCUMBRANCES
SCHEDULE "J"    NEW YORK CITY ASBESTOS REPORT - ACP5


                               INDENTURE OF LEASE


         THIS INDENTURE OF LEASE, made as of the 1st day of March, 1995, by and between ALEXANDER'S, INC., a Delaware corporation, having a mailing address c/o Vornado Realty Trust, Park 80 West Plaza II, Saddle Brook, NJ 07662 ("Landlord"), of the one part; and MARSHALLS OF RICHFIELD, MN., INC., a Minnesota corporation, having a mailing address at 200 Brickstone Square, Box 9030, Andover, Massachusetts 01810 ("Tenant"), of the other part.


                              W I T N E S S E T H:

                                   ARTICLE I.

                                    Premises

         Section 1. Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this lease, the portion of the building hereinafter more particularly described, which building is a part of the shopping center consisting of the former Alexander's department store building located on the Southeast side of the Long Island Expressway between Queens boulevard and 97th Street (hereinafter referred to as the "Building") and the adjoining enclosed parking structure (hereinafter referred to as the "Enclosed Parking Structure") (hereinafter collectively referred to as the "Shopping Center"), together with
(a) the non-exclusive easement, right and privilege for Tenant and its customers, employees and invitees and the customers, employees and invitees of any assignee, sublessee, concessionaire or licensee of Tenant, to use the common areas of the Shopping Center in common with Landlord and the other tenants and occupants of floor area within the Shopping Center and their respective customers, employees and invitees; and (b) such other easements, rights and privileges as may be granted to Tenant pursuant to the terms hereof. The boundaries of the Shopping Center are shown on the Site Plan annexed hereto and made a part hereof as Schedule "A-1" (hereinafter referred to as the "Site Plan") and a metes and bounds description thereof is annexed hereto and made a part hereof as Schedule "A-2". The premises demised pursuant to this lease consist of approximately 36,100 square feet of floor area designated on the Site Plan. Unless otherwise indicated, as used in this lease (i) the "floor area" of the demised premises (or any subdivided portion thereof) or of the premises of any other tenant in the Shopping Center shall be exclusive of non-selling mezzanines and basements, and (ii) the "floor area" of the Shopping Center shall be exclusive of non-selling mezzanines and basements and the Enclosed Parking Structure and other common areas. Annexed hereto and made a part hereof as Schedule "A-3" is a floor plan of the premises demised by this lease (hereinafter referred to as the "demised premises").

                                  ARTICLE II.

                                 Term of Lease

         Section 1. Term. TO HAVE AND TO HOLD the demised premises unto Tenant for the original term commencing on the Commencement Date (as hereinafter defined) and continuing until the expiration of twelve (12) years and six (6) months after the Commencement Date, but if the Commencement Date shall not be the first day of a month, then the term shall continue until the last day of that month which is twelve (12) years and six (6) months after the Commencement Date, unless said term shall be earlier terminated or extended, as provided in this lease.

         Section 2. Commencement Date. The term of this lease shall commence on the date determined in accordance with the provisions of Schedule "B" annexed hereto (such date to be hereinafter referred to as the "Commencement Date"). All of the provisions of said Schedule "B" are hereby incorporated herein in full by this reference as though fully set forth in the body of this lease. As soon as the Commencement Date has been determined, the parties hereto agree to execute a supplemental instrument memorializing said date.

         Section 3. Extension Period. If this lease is still in full force and effect without default on the part of Tenant beyond any applicable grace periods for which Landlord has the right to terminate this lease, Tenant shall have one (1) twelve and one-half (12 1/2) year option of extension, provided written notice of the election of such option shall be sent by Tenant to Landlord not less than twelve (12) months prior to the expiration of the initial term. If said option is duly exercised, the term of this lease shall be automatically extended for a period of twelve and one-half (12 1/2) years (subject to adjustment up to one (1) year as set forth below) without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this lease, except that the minimum rent during the option period shall be as set forth in Section 1 of ARTICLE III hereof. Notwithstanding the foregoing, if Tenant exercises said option then Landlord shall have the right to accelerate or extend, as the case may be, the expiration date of this lease up to one year in order that the term of this lease shall end simultaneously with the end of the twenty-five (25) year lease (the "Sears Lease") entered into by Landlord with Sears, Roebuck and Co. ("Sears") for premises in the Shopping Center. To exercise said right Landlord shall give Tenant notice thereof within thirty (30) days after Landlord's receipt of Tenant's notice exercising said extension option and Landlord shall specify therein the expiration date of this lease, which date shall be co-terminus with the expiration date of the Sears Lease, except that (i) in no event shall the date so specified by Landlord be more than one (1) year prior or subsequent to the date which is twelve and one-half (12 1/2) years from the end of the initial twelve and one-half year (12 1/2) term of this lease, and
(ii) if for any reason the Sears Lease shall terminate before the end of its twenty five (25) year term then the extension period of this lease shall be the full twelve and one-half (12 1/2) years. Landlord agrees, upon Tenant's request after the commencement of the Sears Lease, to advise Tenant of the expiration date of the twenty five (25) year term of the Sears Lease.

         In the event that the aforesaid option to extend is duly exercised, all references contained in this lease to the term hereof, whether by number of years or number of months, shall be construed to refer to the initial term hereof, as extended as aforesaid, whether or not specific reference thereto is made in this lease.


                                  ARTICLE III.

                                  Minimum Rent

         Section 1. Annual Minimum Rent. Tenant covenants and agrees to pay to Landlord, at the address set forth on the first page of this lease or at such other place as Landlord shall from time to time designate in writing, minimum rent for the demised premises at the following rates without offset or deduction, except as in this lease specifically permitted:

                   (i) for and with respect to the first fifty four (54) calendar months of the term hereof, including the partial month, if any, immediately following the Commencement Date, at the rate of $1,534,250.00 per annum, payable in equal monthly installments of $127,854.17 (computed on the basis of $42.50 per square foot per annum of the 36,100 square feet of floor area comprising the demised premises);

                  (ii) for and with respect the next forty-eight (48) calendar months of the term hereof, at the rate of $1,624,500.00 per annum, payable in equal monthly installments of $135,375.00 (computed on the basis of $45.00 per square foot per annum of the 36,100 square feet of floor area comprising the demised premises);

                 (iii) for and with respect to the remainder of the initial term hereof, at the rate of $1,714,750.00 per annum, payable in equal monthly installments of $142,895.83 (computed on the basis of $47.50 per square foot per annum of the 36,100 square feet of floor area comprising the demised premises);

                  (iv) for and with respect to the first sixty (60) months of the option period, at the rate of $1,895,250.00 per annum, payable in equal monthly installments of $157,937.50 (computed on the basis of $52.50 per square foot per annum of the 36,100 square feet of floor area comprising the demised premises);

                   (v) for and with respect to the second sixty (60) months of the option period, at the rate of $1,985,500.00 per annum, payable in equal monthly installments of $165,458.33 (computed on the basis of $55.00 per square foot per annum of the 36,100 square feet of floor area comprising the demised premises); and

                  (vi) For and with respect to the remainder of the option period, at the rate of $2,075,750.00 per annum, payable in equal monthly installments of $172,979.17 (computed on the basis of $57.50 per square foot per annum of the 36,100 square feet of floor area comprising the demised premises). (See Section 12 of Article XVIII hereof.)

         Section 2. Method of Payment. Monthly installments of annual minimum rent shall be payable on the first day of each and every calendar month, in advance, during the term hereof, the first such payment to be due on the Commencement Date. In the event Tenant is obligated to pay minimum rent for a period which is less than a calendar month, the minimum rent stated as payable pursuant to Section 1 of this ARTICLE III shall be prorated based upon the ratio which the number of days in such partial month bears to the total number of days in the month in which such partial month occurs.


                                  ARTICLE IV.

                                Percentage Rent

         Section 1. Percentage Rent Calculation. In addition to the minimum rent specified in ARTICLE III above, and as part of the total rent to be paid by Tenant to Landlord, Tenant covenants and agrees to pay to Landlord, as aforesaid, as percentage rent for each lease-year (as hereinafter defined) of the term hereof, a sum equal to the amount, if any, by which two percent (2%) of the gross sales, as defined in Schedule "C" annexed hereto and made a part hereof, shall exceed the "Breakpoint" (hereinbelow defined) for such lease-year. For purposes hereof, for each lease-year the "Breakpoint" shall be equal to:

                 (i) For and with respect to each of the lease-years during the period described in clause (i) of Section 1 of ARTICLE III hereof -- Thirty Six Million Dollars ($36,000,000);

                 (ii) For and with respect to each of the lease-years during the period described in clause (ii) of Section 1 of ARTICLE III hereof --Thirty Eight Million Dollars ($38,000,000);

                 (iii) For and with respect to each of the lease-years in the remainder of the initial term -- Forty Million Dollars ($40,000,000);

                 (iv) For and with respect to each of the lease-years during the period described in clause (iv) of Section 1 ARTICLE III hereof -- Forty Four Million Dollars ($44,000,000);

                 (v) For and with respect to each of the lease-years during the period described in clause (v) of Section 1 ARTICLE III hereof -- Forty Six Million Dollars ($46,000,000); and

                 (vi) For and with respect to each of the lease-years during the remainder of the option -- Forty Nine Million Dollars ($49,000,000).

Notwithstanding the foregoing, for any lease-year during which the minimum rent increases pursuant to Article III hereof, the breakpoint shall also increase in proportion to the increase in minimum rent.

         Section 2. Lease Year. The first lease-year of the term hereof shall commence on the Commencement Date (as determined in accordance with the provisions of Schedule "B"), and shall end twelve (12) calendar months (plus any partial month in the event the term hereof commences on any day other than the first day of a month) thereafter. Each lease-year thereafter shall run from the termination of the preceding lease-year, and shall terminate twelve calendar months after the termination of the preceding lease-year, except that the last lease-year shall end on the date this lease shall expire, or otherwise terminate. In the event that the last lease-year of the term hereof shall be less than twelve (12) calendar months, gross sales for such last lease-year shall be determined by multiplying gross sales for the last twelve (12) months of the term hereof by a fraction, the numerator of which is the number of days in such last lease-year and the denominator of which is 365.

         Section 3. Tenant's Records. Tenant shall utilize, or cause to be utilized, an accounting system in accordance with good retail practice which will accurately record all gross sales, and Tenant shall keep on the demised premises, or in Tenant's principal office, for at least thirty (30) months after the expiration of each lease-year, records conforming to such accounting system showing all gross sales for such lease-year. Tenant, upon fifteen (15) days prior written request of Landlord, shall furnish to Landlord a statement of gross sales during the three (3) full calendar month period immediately preceding any such request (hereinafter referred to as a "quarterly report"). It is understood and agreed that with respect to any such quarterly report (a) the same may be made by telephone, (b) the same shall be estimated by Tenant based upon information available in the ordinary course of business as of the time of Landlord's request and, (c) Tenant shall have no liability for any error in such quarterly report. Within sixty (60) days after the end of each lease-year, Tenant shall furnish to Landlord a statement of gross sales attained by Tenant during the then preceding lease-year, certified by an officer of Tenant, which statement shall be accompanied by a check for payment of percentage rent, if any, due. Within thirty (30) months after the expiration of any lease-year, Landlord shall have the right, by its accountants or representatives, upon at least thirty (30) days prior notice, to audit and inspect Tenant's records of gross sales made in such lease-year provided (i) no such audit shall be conducted between December 15 and April 15, between June 15 and July 15 or between September 15 and October 15, and (ii) no more than one such audit may be conducted in any calendar year. Any information obtained by Landlord pursuant to the provisions of this Section 3 shall be treated as confidential and may be disclosed only to prospective purchasers and lenders. Appropriate adjustment will be made for errors in the amount of percentage rent paid by Tenant revealed by such audit or inspection. If any such audit or inspection by Landlord shows a deficiency in the amount of gross sales reported by more than three percent (3%) of the amount of gross sales reported by Tenant for the period of the audit, then the reasonable cost of such audit or inspection shall be paid on demand to Landlord by Tenant; otherwise, the expenses of Landlord's audit or inspection shall be borne by Landlord.

         Section 4. Non-Cumulative. Computation of the percentage rent specified herein shall be made separately with regard to each lease-year of the term hereof; it being understood and agreed that the gross sales of any lease-year and the percentage rent due thereon shall have no bearing on, or connection with, the gross sales of any other lease-year of the term hereof.

         Section 5.       Intentionally Omitted.

         Section 6. Conduct of Business - Landlord's Recapture Rights. Subject to Landlord's performance of its obligations pursuant to ARTICLE VIII hereof, Tenant shall apply for and diligently pursue any and all necessary permits for Tenant's initial construction work and signs and for the conduct of its business in the demised premises, and, subject to Tenant's obtaining any and all necessary permits for Tenant's initial construction work and signs and for the conduct of its business in the demised premises, Tenant agrees to (a) perform its initial construction work pursuant to ARTICLE VIII hereof, (b) fixture and stock its operation in the demised premises, and (c) open for business as a so-called "Marshalls" store. It is an essential element of this lease that, notwithstanding the amount of the minimum rent specified in ARTICLE III hereof, and notwithstanding the provisions of ARTICLE IV hereof relating to percentage rent or any other provisions of this lease, Tenant reserves the right to operate its business, whether on the demised premises or elsewhere, as it sees fit, and Landlord shall have no express or implied right to interfere in the operation of Tenant's business or to complain about or hold Tenant liable for the manner in which Tenant's business is operated. Without limiting the generality of said reservation, Tenant shall have the right to determine how any store on the demised premises is to be operated, and to discontinue the operation of any such store, and to operate stores in other locations which are in competition with any such store. Should Tenant at any time discontinue the operation of business in at least fifteen thousand (15,000) square feet of floor area in the demised premises for a period of time in excess of one hundred eighty (180) consecutive days, Landlord shall have the option at any time thereafter for so long as business is not being conducted in at least fifteen thousand (15,000) square feet of floor area in the demised premises, upon thirty (30) days written notice to Tenant, to cancel and terminate this lease, provided, however, Landlord shall not have the option to so cancel and terminate this lease in the event that Tenant within thirty (30) days of receipt of Landlord's termination notice gives Landlord notice of Tenant's intention (i) to reopen for business in at least fifteen thousand (15,000) square feet of floor area in the demised premises within six (6) months of the date of Tenant's notice provided Tenant so reopens, or (ii) to assign this lease or sublet all or a portion of the demised premises to an entity identified in Section 4.E. of ARTICLE IX hereof who intends to open for business in at least fifteen thousand (15,000) square feet of floor area in the demised premises within six (6) months of the date of Tenant's notice provided such entity so reopens. In the event Landlord's exercise of this option to cancel and terminate this lease is not vitiated by Tenant's subsequent notice and opening, this lease shall terminate upon the expiration of the thirtieth
(30th) day following the date of receipt of Landlord's termination notice, all as if such date were the date originally set forth herein as the expiration date of the term of this lease, and the Tenant shall upon such termination be released from any further liability under this lease.

         Should the Landlord fail to exercise its option to terminate by such time as business shall not have been conducted in at least fifteen thousand (15,000) square feet of floor area in the demised premises for a period of two hundred ten (210) consecutive days, then, and in any such event, anything in
Section 4.B.(ii) of ARTICLE IX of this lease to the contrary notwithstanding, the time within which Landlord's Notice (as therein defined) must be given, if at all, shall be within thirty (30) days of Landlord's receipt of the Proposed Tenant Notice (as therein defined). During such period of time as business is not being conducted in the demised premises, then, no percentage rent shall be due

Landlord. During such period of time as business is not being conducted in the demised premises, all of the covenants and provisions relating to the payment of percentage rent contained in the preceding sections of this ARTICLE IV shall be of no force and effect. Nothing contained in this paragraph, however, shall derogate from any obligation on the part of Tenant to make payments to Landlord as specifically set forth in this lease other than in this ARTICLE IV. From and after such time as Tenant or any party claiming by, through or under Tenant reopens for business in the demised premises and for such periods of time as Tenant, and those claiming by, through and under Tenant continue to operate in the demised premises, the aforesaid covenants and provisions contained in this
ARTICLE IV relative to the payment of percentage rent shall once again become operative.

         Should Tenant or any subtenant of Tenant at any time discontinue the operation of business in a theretofore subdivided portion of the demised premises consisting of less than fifteen thousand (15,000) square feet of floor area (the "Subdivided Premises") for a period of time in excess of one (1) year, Landlord shall have the right at any time thereafter for so long as business is not being conducted in the Subdivided Premises, upon forty-five
(45) days written notice to Tenant, to cancel and terminate this lease for and with respect to the Subdivided Premises. In the event Landlord so exercises its option to cancel and terminate this lease, (a) this lease shall terminate upon the expiration of the forty-fifth (45th) day following the date of receipt of Landlord's termination notice, all as if such date were the date originally set forth herein as the expiration date of the term of this lease for and with respect to the Subdivided Premises, (b) Tenant shall, upon such termination, be released from any further liability under this lease for or with respect to the Subdivided Premises, and (c) this lease shall be deemed modified to reflect the reduced floor area of the demised premises and the corresponding reductions in the payment of rent and all other charges hereunder. Within twenty (20) days of receipt of Landlord's termination notice, Tenant shall deliver to Landlord a statement certified by an officer of Tenant setting forth the unamortized costs incurred by Tenant in separating the Subdivided Premises from the balance of the demised premises into an independent premises, said costs to have been amortized in accordance with generally accepted accounting principles (the "Unamortized Costs"). It shall be a condition of the effectiveness of Landlord's exercise of this option that on or before the twentieth (20th) day following the date of receipt of Tenant's statement of Unamortized Costs, Landlord shall have paid to Tenant the Unamortized Costs.

         Should Landlord fail to exercise its option to terminate this lease as to the Subdivided Premises within thirty (30) days of the expiration of the aforesaid one (1) year period, then, and in any such event, anything in Section 4.B.(ii) of ARTICLE IX of this lease to the contrary notwithstanding, the time within which Landlord's notice (as therein defined) must be given, if at all, shall be within thirty (30) days of Landlord's receipt of the Proposed Tenant Notice (as therein defined).

         Landlord acknowledges that Tenant has notified Landlord that Tenant would not enter into this lease except for the reservation contained in this section.

         For purposes hereof, Tenant and those claiming under Tenant shall not be deemed to have ceased operating a business in the demised premises if such business is closed temporarily for remodeling or for purposes of assignment or subletting or due to fire, casualty or eminent domain, or due to strike, lockout or other cause beyond the reasonable control of Tenant.


                                   ARTICLE V.

                                     Taxes

         Section 1. Taxes Defined. For the purposes hereof, the term "real estate taxes" is hereby defined to mean all real estate taxes payable on account of the Building, the Enclosed Parking Structure and other improvements located within the Shopping Center ("Building Taxes") and any and all ad valorem real estate taxes payable on account of the land within the Shopping Center shall be situated ("Land Taxes"). The term "real estate taxes" shall also include, subject to the provisions of Section 5 of this ARTICLE V, such taxes as may be imposed in lieu of ad valorem real estate taxes, provided, however, that in no event shall Tenant be responsible to pay any inheritance, estate, succession, transfer or gift tax imposed on Landlord or any income tax or any other like tax which is measured in any manner by the income or profit of Landlord.

         Section 2. Right to Contest. The initial responsibility for the payment of such real estate taxes shall be upon Landlord, and Landlord agrees to pay the same as required by law, but in any event, so as to assure that Tenant's right to occupy the demised premises and use the common areas of the Shopping Center shall not be disturbed or threatened. Further, in light of the fact that Tenant is required, as set out below, to participate in the payment of such real estate taxes, within ten (10) days of request of Tenant, Landlord shall furnish to Tenant copies of all real estate tax bills. Landlord shall, at the time Landlord supplies Tenant with notice of the amount of such taxes, notify Tenant in writing of whether Landlord intends to contest such taxes. If Landlord indicates that it does not intend to contest such taxes, and if Sears and Caldor, Inc. ("Caldor") indicate that they do not intend to contest such taxes pursuant to their rights to do so under their respective leases as set forth in Schedule "G" hereto and thereafter Tenant elects to contest such taxes, Tenant shall have the right, (in the name of or on behalf of Landlord if applicable law so requires), by appropriate proceedings, to contest in good faith the amount of such taxes. In the event Tenant so contests, Landlord shall furnish Tenant promptly with receipted copies of such tax bills to enable Tenant to commence proceedings. Landlord agrees to cooperate reasonably with Tenant in such contest. The cost and expense of the proceeding shall be borne by the party initiating the proceeding; provided that in the event of any abatement of such taxes, the reasonable cost and expense of the proceedings shall be a first charge against any recovery. In any event, Tenant shall be entitled to Tenant's Tax Percentage (as hereinafter defined) of any refund or rebate of taxes which shall be applicable to any real estate taxes as to which Tenant shall have contributed Tenant's Tax Percentage (as hereinafter defined), after deducting the reasonable cost and expense of the proceeding, if any, as certified by the party initiating the proceeding.

         Section 3. Tenant's Tax Percentage. Tenant shall pay to Landlord, as additional rent, nine and seventy nine one- hundredths percent (9.79%) ("Tenant's Tax Percentage") of the real estate taxes assessed on the Shopping Center for and with respect to the term hereof. Tenant's Tax Percentage is computed on the basis of the demised premises containing 36,100 square feet of floor area, as compared to a total of 368,744 square feet of floor area in the Shopping Center. Tenant's Tax Percentage shall be adjusted in the event of any increase or decrease in the total square footage of floor area contained within the Shopping Center based upon the square footage of floor area contained within the demised premises, as compared to the total square footage of floor area contained within the Shopping Center, as thus increased or decreased. Tenant's Tax Percentage shall only be increased in the event of a future reduction in square footage of floor area in the Shopping Center.

         The real estate taxes for which Tenant is, in part, responsible hereunder shall be the real estate taxes, as the same may be reduced by any reduction in the amount as originally assessed, whether by reason of abatement or otherwise.

         Such tax payments from Tenant to Landlord shall be due and payable not later than the last to occur of (i) twenty (20) days prior to the due date of the real estate taxes to which such payments relate, and (ii) thirty (30) days after Landlord shall have submitted to Tenant a statement setting forth the computation of Tenant's share thereof. Upon request of Tenant, Landlord shall furnish to Tenant copies of receipted tax bills showing payment in full of any real estate taxes in which Tenant is required to share pursuant to the terms hereof.

         A fair and equitable adjustment shall be made with respect to any tax payments due from Tenant to Landlord in connection with the first and last periods of the term of this lease, since the same may not coincide with the tax years involved.

         Section 4. Betterment Assessments - Last 5 years. In the event that any betterment assessments shall be imposed on the Shopping Center during the last five (5) years of the term of this lease, then in light of the fact that the same will require a substantial expenditure by Tenant and will result in a benefit to the Landlord following the expiration of the term of this lease, Landlord and Tenant agree that Tenant's percentage share of the increase in real estate taxes resulting from such betterment assessments shall be limited to the percentage of such betterment assessments equal to a fraction the numerator of which is the number of years remaining in the term hereof following the imposition of such betterment assessments and the denominator of which is the number of years contained in the longest period permitted under applicable law for the payment of such betterment assessment(s) in installments. To the extent any such betterment assessment(s) is (are) payable in installments, Tenant's percentage share shall be paid in equal installments over the balance of the term hereof at the times such installments would be due and payable to the applicable taxing authority. Tenant's percentage share of such installments shall include Tenant's Tax Percentage of any and all interest charged Landlord by the applicable taxing authority resulting from the payment of such betterment assessment(s) in installments. In the event Landlord pays any such betterment assessment(s) in one lump sum payment, Tenant's percentage share of the foregoing installments shall include Tenant's Tax Percentage of interest on the balance due from Tenant to Landlord computed at the Interest Rate (hereinafter defined). In no event shall Tenant be required to continue to pay any such increase from and after such time as Tenant's percentage share of any such betterment assessment is paid in full. In the event subsequent to the imposition of such a betterment assessment Tenant exercises an option to extend the term hereof, Tenant's percentage share of such betterment assessment shall be recalculated in accordance with the foregoing provisions of this Section 4 on the basis of the extended term hereof and Tenant shall pay to Landlord any additional amounts due to Landlord as a result of the foregoing recalculation.

         Section 5. Tax on Rents. If at any time during the term of this Lease, the laws of real property taxation prevailing at the Commencement Date are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitution in whole or in part for any real property taxes, Tenant shall pay Landlord in the manner and at the times otherwise provided in this ARTICLE V (but only to the extent that it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of real property taxes it would otherwise have been obligated to pay) a share of the substitute tax or excise on rents. Tenant's share of any substitute tax or excise on rents shall be the same as, and a substitute for, Tenant's share of real property taxes as provided in Section 3 of this ARTICLE V.


                                  ARTICLE VI.

               Maintenance of Common Areas and Common Facilities
                           and Tenant's Contribution

         Section 1. Maintenance by Landlord. Landlord agrees to maintain, manage, operate, replace, repair and refurbish all common areas (as hereinafter defined) and all common facilities (as hereinafter defined) of the Shopping Center in accordance with good and accepted shopping center practices in order to maintain the same in good order, condition and repair and in a safe, clean, sightly and sanitary condition. The term "common areas" is hereby defined to mean those portions of the Shopping Center made available for the general, nonexclusive use, convenience and benefit of all occupants of the Shopping Center and their respective customers, employees and invitees, including, without limitation, the Enclosed Parking Structure and, to the extent applicable, driveways, truckways, delivery passages, access and egress entrances and roads, walkways, sidewalks, aisles, exterior malls, landscaped and planted areas, bus stops, fire and service corridors and public restrooms. Reference herein to the "common areas of the Shopping Center" means those portions of the Shopping Center designated for common use as initially shown on the Site Plan and as the same may be changed or designated from time to time by Landlord subject, however, to the provisions and limitations set forth in this
ARTICLE VI. The term "common facilities" is hereby defined to mean the Building, improvements, equipment, systems, pipes, ducts, conduits and the like in the Shopping Center including the roof, foundation, and structural portions of the Building, but excluding (a) plumbing and utility lines within or beneath the premises which are served exclusively by said plumbing and utility lines,
(b) interior, nonstructural improvements for the exclusive benefit of a particular tenant and its premises, and (c) as defined within the term "common areas" above.

         The obligations of Landlord shall include, without limitation, the prompt re-striping of parking areas when required (but in any event not less often than once every twenty four (24) months), prompt cleaning and removal of ice and snow, prompt repairing of common areas and common facilities, and adequate lighting of all exterior common areas during all hours of darkness between 8:30 a.m. and 10:30 p.m. Notwithstanding the foregoing, Landlord agrees to maintain adequate lighting after 10:30 p.m. at the written request of Tenant and Tenant agrees to pay a percentage share of the cost of such late lighting which percentage shall be equal to a fraction the numerator of which shall be the square footage of floor area of the demised premises and the denominator of which shall be the square footage of floor area on all floors of the Building open during the period of such late lighting.

         Landlord agrees to keep in good order, condition and repair all plumbing and utility lines serving the demised premises located in the common areas or beneath or within other premises in the Shopping Center which are not the obligation of a utility company to maintain and repair, unless the need for such repair shall result from: (i) Tenant's failure to perform its obligations hereunder; or (ii) the act or neglect of Tenant or those claiming by, through or under Tenant to the extent the resulting damage is not covered by the insurance which Landlord is required to carry pursuant to ARTICLE XIII hereof.

         Section 2. Non-Exclusive Rights of Tenant. Landlord agrees that Tenant shall have the nonexclusive right (in common with all other occupants from time to time of the Shopping Center and their employees, customers and invitees) to use the parking facilities and all other common areas of the Shopping Center for the accommodation and parking of automobiles of Tenant and those claiming under Tenant, including Tenant's employees, customers and invitees. It is understood and agreed that Tenant's use of the common areas of the Shopping Center shall be subject to Landlord's reasonable rules and regulations provided (a) Tenant shall have received notice of such rules and regulations prior to their application to Tenant, (b) such rules and regulations shall be uniformly applicable to all of the tenants and occupants of the Shopping Center, and (c) such rules and regulations shall be consistently applied and enforced by Landlord in a non-discriminatory manner against all of the tenants and occupants of the Shopping Center. Subject to the provisions of this Section 2 and Section 3 of this ARTICLE VI below, it is understood and agreed that Landlord may (i) close all or any portion of the common areas of the Shopping Center, including the parking facilities, but only to the extent required by applicable law to prevent a dedication thereof or the accrual of any rights of any person or the public therein; (ii) prohibit parking or the passage of motor vehicles in areas which are no longer part of the common areas of the Shopping Center; and (iii) expand, change, decrease or alter the size, layout or configuration of the Shopping Center or any part thereof (including, without limitation, the common areas, the Building, the Enclosed Parking Structure and the means of ingress and egress). The operation of the Enclosed Parking Structure shall be subject to the provisions of Schedule "H".

         Section 3. Changes to Shopping Center. Notwithstanding anything to the contrary contained in Section 2 above of this ARTICLE VI or elsewhere in this lease, Landlord agrees as follows:

         A. Landlord will not erect or maintain any building or structure which (i) will cause the ratio of parking spaces per one thousand (1,000) square feet of floor area in the Shopping Center to be less than 2.7 to 1 or the number of parking spaces in the Enclosed Parking Structure to be less than one thousand (1,000) located on the levels as initially constructed, or (ii) will cut off or materially obstruct direct access between the demised premises and (x) the entrance thereto at Queens Boulevard and 63rd Road, or (y) the Enclosed Parking Structure, or (iii) will cut off or materially obstruct direct access to the loading area at the demised premises. Landlord also agrees that there will be maintained front and rear entrances to the Enclosed Parking Structure from 63rd Road and 62nd Drive, respectively.

         B. Landlord agrees that no additional land shall ever be incorporated within the Shopping Center unless (i) the ratio of parking spaces per one thousand (1,000) square feet of floor area in the Shopping Center as thus expanded shall remain at least 2.7 to 1, (ii) the number of parking spaces in the Shopping Center is at least one thousand (1,000) located on the levels as initially constructed, and (iii) such land is used for retail purposes. In the event that another parking structure is physically connected to the Enclosed Parking Structure it shall satisfy all zoning requirements and other legal requirements for the premises it serves independent of the Enclosed Parking Structure and the premises it serves shall be used for retail purposes, and if each parking facility is not operated independent of the other then the revenues and expenses of operating both parking structures shall be combined as if they were one parking facility, and Tenant's share shall be determined on an equitable basis as reasonably determined by Landlord. Tenant shall not be required to pay any other expenses in connection with said additional parking structure unless it is incorporated within the Shopping Center together with additional floor area which reduces Tenant's Tax Percentage and CAM Percentage.

         C. In the event any construction is to be conducted during such time as the demised premises shall be open for business to the public, (i) Landlord agrees to erect, or cause to be erected, adequate, painted construction barricades substantially enclosing the areas of such construction, such barricades to be maintained until such construction has been substantially completed, (ii) all construction materials and debris shall be cleared daily from the common areas, except those portions of the common areas that are located within the construction barricades, and (iii) all such construction shall be conducted in a manner which will not materially interfere with the operation of business in the Shopping Center.

         D. Landlord agrees to use reasonable efforts to cause all employees of occupants of the Shopping Center to utilize any employee parking area. Tenant agrees to use reasonable efforts to cause its employees to utilize any employee parking area.

         If any change prohibited by this section shall be required by applicable law, and such change shall have any material adverse effect whatsoever on Tenant, or on the operation of Tenant's business in the demised premises, then

Tenant shall have the right to terminate this lease by giving written notice thereof to Landlord, unless Landlord and Tenant come to prompt agreement concerning adjustment in the rent and other provisions of this lease. Such termination election shall constitute Tenant's sole remedy under this paragraph.

         Section 4. Tenant's Contribution. Tenant agrees to pay to Landlord, without offset or deduction, except as in this lease specifically permitted, as Tenant's agreed-upon share of the reasonable cost to Landlord of performing the obligations set forth in (a) Section 1 of this ARTICLE VI provided, however, that parking revenue (after New York City parking taxes) received from the operation of the Enclosed Parking Structure shall be applied in reduction of the cost of operating the Enclosed Parking Structure, which shall include costs of compliance with laws pursuant to Section 3 of Article X if such costs had been included in a budget for the operation of the Enclosed Parking Structure prior to the enactment of such laws, (b) ARTICLE XI, (c)
ARTICLE XIII and (d) Section 3 of ARTICLE X, during the term hereof an annual charge, as additional rent, equal to nine and seventy nine one- hundredths percent (9.79%) ("Tenant's CAM Percentage") of such costs. The costs in which Tenant is to share pursuant to this Section 4 shall not include the following:
(i) the cost of maintaining, repairing or replacing buildings or interior malls, corridors, elevators, escalators, lobbies and atriums in the Shopping Center other than common facilities as defined in Section 1 hereof, provided they do not serve the demised premises which shall be amortized over the period of amortization for said improvements; (ii) management fees or administrative charges (or other like fees, however denominated) in excess of ten percent (10%) of Landlord's out-of-pocket costs of performing the obligations set forth in Section 1 above, exclusive of any insurance costs for the common areas and common facilities and any real estate taxes payable with respect to the common areas and common facilities, provided, however, that said percentage shall be five percent (5%) for Landlord's out-of-pocket costs for performing repairs, maintenance and replacements to the roof, foundations or structural elements of the Building or any other capital expenditures which shall be amortized over the period of amortization for said improvements; (iii) the cost of removing any trash created by the operation of any tenant or occupant of the Shopping Center; (iv) any expense incurred by Landlord in complying with Landlord's obligations under this lease other than the provisions of ARTICLES VI, XI, XIII and Section 3 of ARTICLE X as aforesaid; (v) the cost of items which inure only to the benefit of any particular tenant or class of tenants in the Shopping Center and not to all or substantially all of the Shopping Center tenants other than the common facilities; and (vi) the cost of items which Landlord is to be reimbursed as a separate charge or expense by another tenant in the Shopping Center. Tenant's CAM Percentage is computed on the basis of the demised premises containing 36,100 square feet of floor area as compared to a total of 368,744 square feet of floor area in the Shopping Center. (See Section 12 of ARTICLE XVIII hereof.) Tenant's CAM Percentage shall be adjusted in the event of any increase or decrease in the total square footage of floor area in the Shopping Center, based upon the square footage of floor area contained within the demised premises as compared to the square footage of floor area contained in the Shopping Center, as thus increased or decreased. Tenant's CAM Percentage shall only be increased in the event of a future reduction in square footage of floor area in the Shopping Center.

         For the period beginning on the Commencement Date and ending on the last day of the calendar month immediately preceding the delivery by Landlord to Tenant of the first annual statement described in the next paragraph hereof, the foregoing charge (including Tenant's estimated share of liability and hazard insurance premiums) shall be based upon Two Dollars ($2.00) per square foot of floor area of the demised premises per annum (subject to adjustment as provided in the next following paragraph). For subsequent periods the foregoing charge shall be based upon Landlord's actual charges for the most recent calendar year for which such charges have been determined, exclusive of any extraordinary charges applicable to such calendar year. The foregoing charges shall be payable monthly together with minimum rent.

         In the event that common area operating costs include the costs expended for the installation, construction, reconstruction and/or replacement of a capital item (a "Capital Expense", e.g. repaving the parking area as compared to patch-paving or other small area repaving, replacement of light standards as compared to repair, etc.), there shall only be included in the common area operating costs in which Tenant is to share for any lease year of the term the amount computed as follows:

         A. The Capital Expense shall be multiplied by Tenant's pro-rata share in order to determine Tenant's proportionate share of the Capital Expense.

         B. Tenant's proportionate share so determined shall thereafter be divided by the useful life (based upon the actual useful life for income tax purposes of the Capital Expense) to determine Tenant's annual amortized proportionate share of the Capital Expense.

         C. Tenant's annual amortized proportionate share of the Capital Expense plus Tenant's CAM Percentage of the interest on the unamortized amount of the Capital Expense calculated at the annual rate of 1/2 percent over the prime lending rate of Citibank, N.A., in New York City, from time-to-time (the "Interest Rate") shall be paid in twelve equal monthly installments, on the date minimum rent shall be due, until the earlier to occur of: (i) the expiration or earlier termination of the term of this lease; or (ii) payment by Tenant of an amount equal to Tenant's proportionate share of the Capital Expense.

         Within one hundred eighty (180) days after the end of each calendar year during the term hereof, Landlord shall furnish to Tenant a statement in reasonable detail setting forth the computation of the foregoing total costs and expenses, and setting forth Tenant's share thereof. Upon request of Tenant, Landlord shall also furnish to Tenant with its statement back-up invoices, receipts and such other data as shall be necessary in order for Tenant to verify the amount of any costs and expenses which (a) have increased by fifteen percent (15%) or more when compared with the computation of the same for the immediately preceding calendar year, or (b) were not included in statements for the two preceding years. Tenant shall, within thirty (30) days after receipt of Landlord's statement, pay to Landlord or Landlord shall reimburse Tenant, as applicable, the amount of any adjustment, to the end that Landlord shall be entitled to receive Tenant's said share and no more. A fair and equitable adjustment shall be made with respect to any such payments due from Tenant to Landlord in connection with the last period of the term of this lease, since the same may not coincide with the payment periods involved.

         Within thirty (30) months after the expiration of any calendar year, Tenant, upon at least thirty (30) days prior notice, shall have the right to audit and inspect all of Landlord's records relating to the costs and expenses in which Tenant is required to share pursuant to this Section 4 as well as the real estate taxes in which Tenant is required to share pursuant to Section 3 of
ARTICLE V hereof, provided that in no event may Tenant conduct more than one such audit in any calendar year. Appropriate adjustments shall be made for errors in the amount of such computations revealed by any such audit or inspection. If any such audit or inspection by Tenant indicates an overcharge in the amount of Tenant's share of such costs and expenses or such real estate taxes by more than ten percent (10%), the reasonable costs of such audit or inspection shall be paid on demand to Tenant by Landlord; otherwise, the expenses of Tenant's audit or inspection shall be borne by Tenant. If there has been an overcharge and a resulting overpayment by Tenant, such amount shall promptly be reimbursed by Landlord to Tenant; and if such reimbursement does not occur within thirty (30) days after Landlord has been given notice of the overcharge established by such audit or inspection, then Tenant shall have the right to offset the amount of such overcharge from rent and other charges thereafter accruing until, in such fashion, such overcharge shall have been recovered in full.

         Section 5. Enclosed Parking Structure. The Enclosed Parking Structure may be operated (directly or by a manager, independent operator, licensee or lessee) as a paid public parking facility and may be independently owned or operated provided that Tenant and those having business with Tenant shall have the non-exclusive right to use the Enclosed Parking Structure.


                                  ARTICLE VII.

                                   Utilities

         Tenant shall contract with the utility companies for the installation of separate metering for all utilities serving the demised premises, and Tenant shall pay all costs and expenses in connection therewith. Tenant shall pay for all utilities consumed within the demised premises during the term hereof and, if any, prior to the commencement to the term hereof during which Tenant shall be in possession of the demised premises.


                                 ARTICLE VIII.

                              Initial Construction

         Section 1. Landlord's Work. Set forth on Schedule "B" hereto annexed and hereby made a part hereof are the various items of Landlord's Work (which term when used in this lease shall have the meaning set forth in said Schedule "B") to be performed within the time limits set forth therein, and Landlord agrees to do all of the same in accordance with the provisions of said Schedule "B".

         Section 2. Tenant's Work. Except for Landlord's Work as provided in Section 1 hereof, Tenant shall do any and all work which Tenant desires to adapt the demised premises to Tenant's use ("Tenant's Work") subject, however, to the provisions of ARTICLE X, Section 5 and the following:

         (a) Tenant shall apply for all approvals and permits legally required in connection with the performance of Tenant's Work, and prior approval of the plans for Tenant's Work by Landlord shall not be required unless otherwise provided in this Lease. If necessary, Landlord shall join in the execution of the applications. At Tenant's request, Landlord shall cooperate with the prosecution of the application. Tenant shall bear all expenses in connection with the applications, including any reasonable out-of-pocket expenses incurred by Landlord. Tenant shall prosecute the applications diligently and shall use reasonable efforts to seek the approvals and permits applied for. Tenant shall advise Landlord of its progress from time to time and upon request by Landlord. If Tenant is unable to obtain said approvals and permits within ninety (90) days after making application therefor for any cause beyond its control, Tenant shall notify Landlord and Landlord shall have sixty (60) days in which to try to obtain said approvals and permits. If Landlord is unable to obtain them within said sixty (60) day period, then Tenant may terminate this lease at any time within ninety (90) days thereafter and prior to the issuance of said approvals and permits upon notice to the other party. If Tenant does not exercise said right of termination within said ninety (90) day period Tenant shall be deemed to have waived same.

         (b) Promptly after all requisite approvals have been granted and all appeal periods have expired without any appeal having been taken, Tenant, provided Landlord shall have completed Landlord's Work in accordance with Schedule "B" and shall have delivered possession of the demised premises to Tenant in accordance with said Schedule "B", shall commence the performance of Tenant's Work and shall diligently prosecute Tenant's Work to completion;

         (c) Tenant shall perform all Tenant's Work in accordance with applicable law, in good and workmanlike manner and in accordance with all insurance requirements of which Tenant shall have received notice under the policies covering the Shopping Center provided such requirements are commercially reasonable in the context of similar coverage for like properties; and

         (d) If any governmental authority requires that a certificate of occupancy be issued with respect to the demised premises, Landlord and Tenant shall jointly apply for (if Landlord and Tenant are required to jointly apply or Landlord and Tenant shall each obtain a separate certificate of occupancy if required by law), and diligently attempt to obtain the certificate of occupancy. In connection with any such certificate of occupancy, Tenant shall bear all responsibility with respect to Tenant's Work performed by Tenant and Tenant's use and occupancy of the demised premises, and Landlord shall bear all responsibility with respect to Landlord's Work and the portion of Tenant's Work, if any, performed by Landlord.

         If a Certificate of Occupancy will not issue by reason of work done, or failed to be done, by Landlord (and not because of the manner in which Tenant shall have done its work), or by reason of any condition of the Shopping Center or the building of which the demised premises are a part, then it shall be the responsibility of Landlord to remedy the situation so as to enable it to secure an unconditional Certificate of Occupancy for Tenant. Similarly, if the Certificate will not issue by reason of work done or failed to be done by Tenant (and not because of the manner in which Landlord shall have done its work), then it shall be the responsibility of the Tenant to remedy the situation so as to enable Landlord to secure such a Certificate of Occupancy for Tenant.


                                  ARTICLE IX.

                          Use Clause and Restrictions

         Section 1. Permitted Use. Tenant agrees to open the demised premises as a typical "Marshalls" store for the sale of clothing, shoes, giftware, jewelry, luggage and domestics and the incidental sale of gourmet foods (which use is understood and agreed to be a Lawful Retail Use, as hereinafter defined) within a reasonable period of time after the Commencement Date pursuant to Section 6 of ARTICLE IV hereof, but such obligation shall not be deemed to impose and shall not impose any obligation on Tenant to operate the demised premises for such purpose or any purpose for any period of time thereafter. Notwithstanding the foregoing, Tenant shall not be required to open for business in the demised premises until Sears shall initially open for business in the Shopping Center. If Tenant shall elect to open for business in the demised premises notwithstanding that Sears shall not have initially opened for business in the Shopping Center, Tenant shall be required to make all rent payments hereunder as if Sears had initially opened for business (including without limitation minimum rent, percentage rent and Tenant's percentage of real estate taxes and CAM). In the event that Tenant shall so open for business notwithstanding that Sears shall not have initially opened for business and in the further event that Sears shall still not have initially opened for business after Tenant shall have been open for business for a period of one (1) year, then Tenant shall have the right (as its sole remedy) to terminate this lease prior to the time that Sears shall have initially opened for business by giving Landlord notice thereof within thirty (30) days after the end of said one (1) year period, in which event this lease will terminate and come to an end upon Landlord's receipt of said notice and Tenant shall vacate and surrender the demised premises pursuant to Section 6 of ARTICLE X hereof. If Tenant does not exercise the said right of termination within said thirty (30) day period, Tenant shall be deemed to have waived said right of termination. (See Schedule B for Tenant's right to defer the Commencement Date until Sears shall initially open for business.)

         After Tenant opens for business in the demised premises, as aforesaid, Tenant, so long as Tenant is an Affiliate (as hereinafter defined), and any other Affiliate may change the use of the demised premises to any "Lawful Retail Use" (as hereinafter defined) provided that:

                 (i) there are never more than two (2) separate premises or subleases in operation within the demised premises;

                 (ii) such principal use(s) shall not conflict with the restrictions set forth in Schedule "D" as referenced below;

                 (iii) the demised premises are not used as an "Off-Track Betting" or similar establishment; and

                 (iv) Tenant, so long as Tenant is an Affiliate, or any other Affiliate is operating in at least fifteen thousand (15,000) square feet of floor area of the demised premises.

         Provided the foregoing four conditions are satisfied, Tenant, so long as Tenant is an Affiliate, or any other Affiliate may change the use of the balance of the demised premises to any "Lawful Retail Use" (as hereinafter defined) notwithstanding the fact that the area contained within the balance of the demised premises consists of less than fifteen thousand (15,000) square feet of floor area.

         Furthermore, in the event of an assignment of this lease or a sublet of all or at least 15,000 square feet of ground floor area of the demised premises to a party which is not an Affiliate in accordance with the provisions of Section 4 of this ARTICLE IX, any such non-Affiliate assignee or sublessee may change the use of the demised premises to any "Lawful Retail Use" provided such non-Affiliate shall satisfy the conditions set forth in clauses (i) -
(iii) above and, provided further in the case of such a non-Affiliate, that its principal use is not a use which (1) is the same as or substantially similar to the principal business or use of any other then existing tenant or occupant of the Shopping Center occupying more than seven thousand five hundred (7,500) square feet of floor area, or (2) conflicts with any then existing exclusive or restrictive covenant benefitting a tenant or occupant occupying in excess of seven thousand five hundred (7,500) square feet of floor area in the Shopping Center.

         Whether or not an Affiliate is operating in at least fifteen thousand (15,000) square feet of floor area of the demised premises, any non-Affiliate sublessee of the demised premises permitted pursuant to Section 4 of this
ARTICLE IX occupying less than fifteen thousand (15,000) square feet of floor area may change the use of its portion of the demised premises to any "Lawful Retail Use" (as hereinafter defined) provided that it satisfies all of the preceding conditions for non-Affiliates and, provided further, that its principal use (1) is not the same as or substantially similar to the principal business or use of any other then existing tenant or occupant of the Shopping Center, and (2) does not conflict with any then existing exclusive or restrictive covenant regarding the use of the Shopping Center.

         In the event no Affiliate is operating in at least fifteen thousand (15,000) square feet of floor area of the demised premises, any Affiliate operating in less than fifteen thousand (15,000) square feet of floor area of the demised premises may not change the use of its portion of the demised premises to any "Lawful Retail Use" (as hereinafter defined) unless it satisfies all of the preceding conditions for non-Affiliates occupying less than fifteen thousand (15,000) square feet of floor area.

         The term "Lawful Retail Use" as used in this lease shall be construed broadly to mean any lawful sales of merchandise or services, whether at retail, wholesale or discount. Upon request, Landlord shall promptly furnish Tenant with a copy of the "use" clauses contained in the lease(s) of the tenant(s) of the Shopping Center and any "exclusive" or restrictive covenant(s) in the Shopping Center and Tenant may rely on the contents of such notice from Landlord for purposes of compliance with this Section 1 for a period of nine
(9) months after receipt of said notice unless Landlord thereafter (during or after said nine (9) month period) notifies Tenant of a new "use" clause or "exclusive" or restrictive covenant. Notwithstanding the foregoing, if, following receipt of Landlord's initial response to Tenant's request and prior to any updated notice from Landlord to Tenant, Tenant notifies Landlord of a new proposed principal use of the demised premises, or a portion thereof, and a permitted non-Affiliate opens for business in the applicable portion of the demised premises for such principal use within six (6) months of the date of such notice, such use shall be deemed to be permitted hereunder notwithstanding the fact that subsequent to the date of the notice to Landlord setting forth the proposed principal use of the demised premises a tenant or occupant of the Shopping Center opens for business with the same or substantially similar use or Landlord enters into an exclusive or restrictive covenant in conflict with such use.

         The term "Affiliate" as used in this Section 1 shall mean Melville Corporation, Marshall's, Inc. and any affiliate or subsidiary of Melville Corporation or Marshall's, Inc. (including Marshalls of Richfield MN., Inc.) and any corporation which is a successor to Melville Corporation or Marshall's, Inc. by way of merger, consolidation or corporate reorganization, or by the purchase of substantially all of the assets of Melville Corporation or Marshall's, Inc. and such successor corporation's affiliates and subsidiaries.

         Set forth on Schedule "D" hereto annexed and hereby made a part hereof is a list of use restrictions which affect the use which may be made of the demised premises; and Landlord warrants and represents that except for the matters set forth in said Schedule, there are no other use restrictions in any leases or occupancy agreements of any tenant or occupant of the Shopping Center which would in any manner restrict Tenant's right to use the demised premises for retail purposes; and Landlord agrees not to enter into any future agreements which would contain provisions which may restrict the uses to which the demised premises may be put under this lease except as set forth in Schedule "D". For such period of time as the restrictions set forth in Schedule "D" shall be outstanding, and shall be valid and enforceable in accordance with applicable law, Tenant agrees that (a) its operations in the demised premises shall not violate said restrictions, and (b) it will not enter into a sublease or assignment which permits the demised premises to be used in violation of said restrictions.

         Section 2. Restrictions. Landlord and Tenant specifically agree as follows:

         A. In recognition of the fact that the following types of operations would unduly burden the parking areas serving the demised premises and would hamper the use of said parking areas by customers of Tenant, Landlord will not lease, sell, or otherwise permit any structure within the Shopping Center to be used in whole or in part, and Tenant will not use, or permit the demised premises to be used in whole or in part, as a bowling alley, skating rink, amusement park, carnival, meeting hall, "disco" or other dance hall, sporting event or other sports facility, auditorium or any other like place of public assembly. Notwithstanding the foregoing, portions of the Shopping Center outside of the demised premises may be used for (1) a theater, provided it does not feature pornographic material (as determined by community standards for the area in which the Shopping Center is located) and provided further that it is not located on the same level as the demised premises, (2) a gymnasium, sport or health club or spa, provided it is comparable to Jack La Lanne Health Spa, New York Health & Racquet Club, The Vertical Club or TSI Racquet & Fitness Club, and (3) a restaurant serving alcoholic beverages in conjunction with food.

         B. Landlord agrees during the term of this lease that it will not lease, sell or otherwise permit any structure within the Shopping Center to be used in whole or in part, and Tenant will not use, or permit the demised premises to be used in whole or in part, for any manufacturing operation; as a factory; for any industrial usage; as a warehouse, processing or rendering plant; for any establishment selling cars (new or used), trailers or mobile homes; for the operation of a billiard parlor, amusement center, flea market, massage parlor or carnival; for a so-called "off-track betting" operation; for the sale or display of pornographic materials; or for any other purpose which would be inconsistent with the use of the Shopping Center as a community oriented retail shopping center.

         Section 3. Hours of Operation. It is specifically understood and agreed that Tenant may keep open for business beyond the closing hours of others, and may also, if not prohibited by law, keep open for business on other than regular business days; however, Tenant agrees to pay a percentage share of the increased costs of lighting and maintaining the common areas of the Shopping Center during such periods, which percentage shall be equal to a fraction the numerator of which shall be the square footage of floor area of the demised premises and the denominator of which shall be the square footage of floor area on all floors of the Building open during such period.

         Section 4. Assignment and Subletting. With regard to assignment and subletting:

         A. Tenant shall not sublet the demised premises or any part thereof, or assign this lease nor grant concessions or licenses for the occupancy of the demised premises or any part thereof, without Landlord's prior written consent except as set forth below in this Section 4. Any attempted assignment or subletting not in accordance with the provisions of this Section 4 shall be void and confer no rights upon any third person. No assignment or subletting shall relieve Tenant of any obligations herein. The consent by Landlord to any assignment or subletting shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future assignment or subletting. No assignment or subletting shall be effective unless and until (x) Tenant gives notice thereof to Landlord, and (y) the assignee or sublessee shall deliver to Landlord (1) in the case of an assignment only, a written agreement in form and substance reasonably satisfactory to Landlord pursuant to which the assignee assumes all of the obligations and liabilities of Tenant under this lease, and
(2) a copy of the assignment agreement or sublease.

         B. (i) In the event that Tenant shall desire Landlord's consent to the subletting of all or a portion of the demised premises or the assignment of this lease, Tenant shall give Landlord twelve (12) months prior written notice thereof. Such notice shall be deemed to be an offer by Tenant to assign this lease to Landlord in the event Tenant shall desire Landlord's consent to a sublet of all of the demised premises or to an assignment of this lease and shall be deemed to be an offer to surrender the portion of the demised premises in question if Tenant desires Landlord's consent to a sublet of a portion of the demised premises. In the event Landlord wishes to accept said offer, Landlord shall give Tenant notice thereof within said twelve (12) months ("Landlord's Notice"), in which event the assignment or surrender of a portion of the demised premises to Landlord shall become effective on the date specified in Landlord's Notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the date of Landlord's Notice, and Tenant shall vacate the demised premises or portion thereof in accordance with Section 6 of ARTICLE X hereof by such date. In the event of an assignment of this lease to Landlord, on the effective date of such assignment, this lease shall terminate and Landlord and Tenant shall be released from all liability occurring thereafter under this lease subject to the provisions of Section 4.B.(ii) below. In the event of a surrender of a portion of the demised premises, on the effective date of such surrender, this lease shall be modified to reflect the reduced floor area of the demised premises and the corresponding reductions in the payment of rent and all other charges hereunder and Landlord and Tenant shall be released from all liability occurring thereafter under this lease with respect to such portion of the demised premises, subject to the provisions of
Section 4.B.(ii) below. The sending of Landlord's Notice shall, ipso facto, and without the necessity of any further act or instrument, be sufficient to effectuate said assignment or modification. However, if either party shall request, the other shall execute such document as may be reasonably requested in confirmation thereof. In the event that Landlord does not accept said offer within the twelve (12) months, as aforesaid, Landlord's said right to recapture the demised premises or portion thereof shall be deemed to be waived (as to the particular assignment or subletting in question) and Tenant may, without Landlord's consent, assign this lease or sublet all or a portion of the demised premises pursuant to Section 4.C. below, but nothing herein contained shall be deemed to be a consent by Landlord to any other subletting or assignment unless Landlord delivers to Tenant its written consent thereto. Notwithstanding Landlord's failure to recapture on any one occasion, the right to recapture as aforesaid shall apply to any further subletting or assignment.

              (ii) Notwithstanding the provisions of Section 4.B.(i) to the contrary, if following the receipt of a Tenant's Notice, Landlord receives a "Proposed Tenant Notice" (as hereinafter defined), then Landlord's Notice must be given, if at all, within ninety (90) days of Landlord's receipt of the Proposed Tenant Notice and in all other respects the provisions of this Section 4 shall remain in full force and effect (it being understood that a Proposed Tenant's Notice may be served at any time after Landlord's receipt of a Tenant's Notice). "Proposed Tenant Notice" means a notice regarding the demised premises which contains all of the following information, and Landlord shall have the right without any liability to Tenant to negotiate directly with the proposed assignee or subtenant:

         (1) the proposed sublease or assignment is a bona fide transaction and that Tenant and the proposed assignee or sublessee are ready, willing and able to enter into such sublease or assignment agreement;

         (2) the legal name of the proposed assignee or sublessee, and the name under which such assignee or sublessee proposed to conduct business;

         (3) the rent and other proposed business terms of the proposed assignment or subletting;

         (4) the proposed business to be conducted by such assignee or subtenant; and

         (5) the name, address and telephone number of an officer of the assignee or subtenant in question.

              (iii) If Landlord elects to exercise its right to recapture in connection with a portion of the demised premises (the "Sublet Premises") then Landlord and Tenant shall promptly thereupon commence to subdivide the Sublet Premises into a separate entity (the "Subletting Work") in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld or delayed, and which plans and specifications will make provision for necessary separate utilities, demising wall(s) and all other work necessary to make the balance of the demised premises and the Sublet Premises into separate premises independent of each other. Landlord and Tenant shall cooperate in obtaining all permits and certificates of occupancy as may be required in connection therewith. Tenant shall erect the demising wall and perform that portion of the Subletting Work to be done within the balance of the demised premises (exclusive of the Sublet Premises) and Landlord shall perform that portion of the Subletting Work to be done within the Sublet Premises. All Subletting Work shall be done in a good and workmanlike manner in compliance with applicable law. Landlord and Tenant shall share the cost of erecting the demising wall on a fifty/fifty basis. In addition, the cost of any portion of the Subletting Work performed by a party within its respective premises, which benefits both premises (e.g., separating the utilities) shall be shared by the other party on a fair and equitable basis.

              (iv) In the event of an assignment of this lease or surrender of a portion of the demised premises to Landlord pursuant to Section 4.B.(i), Landlord shall pay to Tenant the unamortized cost of Tenant's Permanent Improvements (as determined pursuant to Section 5 of Article XV) less Landlord's contribution pursuant to Schedule "B" out of any "excess rent" received by Landlord upon the next reletting of the demised premises, or portion thereof surrendered, as the case may be. Excess rent is defined as the amount (if any) by which the rent and additional charges and all other consideration received by Landlord from such reletting exceeds the rent and other charges that would have been payable by Tenant under this lease with respect to the demised premises, or portion thereof surrendered, as the case may be, if Landlord had not exercised said right of recapture. Landlord shall make said excess rent payments to Tenant upon receipt thereof by Landlord. Landlord may deduct from such payments to Tenant Landlord's alteration costs and brokerage fees and other reasonable out-of-pocket costs and expenses incurred with respect to such reletting. In the event of (i) surrender of a portion of the premises as aforesaid, and (ii) Landlord's failure to make any such excess rent payment received by Landlord within thirty (30) days after notice from Tenant that such payment is due, then Tenant may deduct such payment from the next installment(s) of rent due hereunder in accordance with the provisions of Article XII hereof. Landlord's obligation to make such excess rent payments shall survive the termination of this lease.

         C. In the event that Tenant requests Landlord's consent to assign this lease or sublet all or a portion of the demised premises and Landlord does not exercise the right of recapture as set forth in the preceding Section 4.B., then

Tenant may, without Landlord's consent, assign this lease or sublet all or a portion of the demised premises (x) at any time within twelve (12) months after Landlord fails to recapture pursuant to subsection 4.B.(i), or (y) in accordance with the Proposed Tenant Notice within twelve (12) months after Landlord fails to recapture pursuant to subsection 4.B.(ii), provided the following terms and conditions are fully complied with:

                 (i) Tenant shall not be in material default beyond any applicable grace periods under this lease at the time Landlord's consent is requested or at the effective date of the assignment or subletting;

                 (ii) the demised premises shall be used by the assignee or subtenant consistent with the requirements and conditions of Section 1 above;

                 (iii) Tenant shall pay to Landlord a sum equal to (1) fifty (50%) percent of any rent or other consideration paid to Tenant by any assignee or subtenant which is in excess of the rent and other charges then being paid by Tenant to Landlord pursuant to the terms of this lease, and (2) fifty (50%) percent of any other profit or gain (that is, other than those described in clause (1) of this sentence) realized by Tenant, as additional rent immediately upon receipt thereof by Tenant. Tenant may deduct from such payments to Landlord fifty (50%) percent of Tenant's alteration costs and brokerage fees, and other reasonable out-of-pocket costs and expenses incurred with respect to any such assignment or subletting. Tenant may also deduct from such payments to Landlord the unamortized cost of Tenant's Permanent Improvements (as determined pursuant to Section 5 of Article
         XV) less Landlord's contribution pursuant to Schedule B as follows:
         (i) any cash consideration received by Tenant may be applied by Tenant in payment of said unamortized cost, and (ii) the balance (if any) of said unamortized cost shall be deducted from said payments to Landlord each month over the balance of the original term of this lease in the case of an assignment or over the portion of the term of the sublease falling within the original term in the case of a sublease.

                 (iv) in the case of an assignment, it shall provide for the assignment of Tenant's entire interest of this lease and the acceptance by the assignee of said assignment and its assumption and agreement to perform directly for the benefit of Landlord all of the terms and provisions of this lease on Tenant's part to be performed;

                 (v) in the case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance; and

                 (vi) there shall not be more than two (2) subleases in effect covering the demised premises nor more than two (2) subleased premises within the demised premises at any time during the term.

         D. Landlord shall be furnished with a duplicate original of the assignment or sublease within (i) thirty (30) days after its execution, or (ii) prior to its effective date, whichever is earlier.

         E. Anything contained in this Article IX to the contrary notwithstanding, Tenant shall have the right to assign this lease or sublet all or a portion of the demised premises (i) to a corporation which is a parent, affiliate or subsidiary of Tenant, Marshalls, Inc. or Melville Corporation; or
(ii) to a corporation which is a successor to Tenant, Marshalls, Inc. or Melville Corporation and its subsidiaries and parent, by way of merger, consolidation or corporate reorganization, or by the purchase of substantially all of the assets of Tenant, Marshalls, Inc. or Melville Corporation, provided that such transaction includes the demised premises and at least four store locations operated similarly to the demised premises in the Metropolitan New York City area; or to an entity which purchases all of the stores operated by Tenant provided that such transaction includes the demised premises and at least four store locations operated similarly to the demised premises in the Metropolitan New York City area, without obtaining Landlord's prior written consent thereto; provided: (a) Tenant is not then in material default beyond any applicable grace period under the terms of this lease; (b) within five (5) days prior to the effective date of any such assignment or subletting, a fully executed and acknowledged assignment or sublease agreement is delivered to Landlord, which assignment shall contain an assumption agreement by the assignee in favor of Landlord of the terms and provisions of this lease; (c) Tenant shall remain liable under this lease; and (d) there shall not be more than two (2) subleases in effect covering the demised premises nor more than two (2) subleased premises within the demised premises at any time during the term. In the event of any such assignment or subletting as set forth in the preceding sentence, Landlord shall not have the right to recapture the demised premises as elsewhere provided in this Article IX and Landlord shall not be entitled to any profits realized in connection with any such transaction.

         F. If Tenant is a corporation or partnership, and if at any time during the term the person or persons who owns or own a majority of such corporation's voting stock or such partnership's interest, as the case may be, ceases or cease to own a majority of such stock (whether such sale occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred), or interest, as the case may be (except as a result of transfer by gift or inheritance), then in any such event Tenant shall so notify Landlord and Landlord shall have the right, at its option, to terminate this lease by notice to Tenant given within thirty (30) days thereafter or within ninety (90) days after Landlord shall have received other notice thereof, except that this Section shall not be applicable to any corporation, the majority of the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes of this Section 4.F., stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. The foregoing provisions of this Section 4.F. shall not apply to the transfer of corporate shares or partnership interests to any assignee or sublessee permitted under Section 4.E. above.

         G. Tenant may, without Landlord's consent, grant licenses or concessions for the operation of departments in the demised premises, provided such licenses and concessions operate as an integral part of Tenant's business at the demised premises, and further provided that such licenses and concessions do not exceed, in the aggregate more than fifteen (15%) percent of the floor area of the demised premises.

         H. Tenant may not enter into any sublease, license, concession or other agreement for use, occupancy or utilization of space in the demised premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or would require the payment of any consideration which would not fall within the definition of "rents from real property," as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended, Landlord acknowledging that "percentage rents" are within said definition of "rents from real property".

         Section 5. Outdoor Sales. Landlord agrees not to permit any outdoor selling of merchandise in the Shopping Center and Tenant agrees not to conduct any outdoor selling of merchandise in the Shopping Center.


                                   ARTICLE X.

                            Maintenance of Buildings

         Section 1. HVAC. With regard to HVAC equipment installed by Tenant in the demised premises or on the roof or elsewhere in the Shopping Center that services the demised premises, the maintenance of such equipment shall be the responsibility of Tenant.

         Section 2. Tenant's Obligations. Tenant shall be responsible for all non-structural repairs to the interior of the demised premises and to the storefront and exterior doors and windows unless the need for such repairs shall result from: (i) Landlord's failure to perform its obligations hereunder;
(ii) the act or neglect of Landlord or those claiming by, through or under Landlord; or (iii) damage by fire or other casualty encompassed in Landlord's obligation of repair and restoration, or (iv) movement or setting of the Building and/or the common areas -- and in any of such events, Landlord shall be responsible for such repairs.

         Tenant shall observe and comply with all present and future requirements of applicable law including the performance of any repairs, modifications, alterations, cleanup or other required actions relating to or affecting the demised premises, or any sign of Tenant, or the use or occupancy thereof, or any appurtenances thereto, subject, however, to the provisions of
Section 3 below of this ARTICLE X.

         Section 3. Compliance With Laws. Should any repairs, modifications, alterations, cleanup or other actions be required to (i) portions of the Shopping Center (other than the demised premises or other floor area of the Shopping Center) affecting Tenant's operations in the demised premises or Tenant's use of the common areas and the common facilities, or (ii) the structural or other portions of the demised premises or other floor area of the Shopping Center, by reason of applicable law and not resulting from a specific tenant's use of premises, same shall be made by Landlord and shall be included within the costs in which Tenant is to share pursuant to ARTICLE VI unless such compliance shall have been required by the applicable governmental authority for a violation(s) attributable to the acts or neglect of Landlord, its employees, agents or contractors in which event the same shall be made by Landlord without contribution from Tenant. If the need for such repairs, modifications, alterations, cleanup or other action shall result from the acts or neglect, use or manner of use of the demised premises by Tenant, its employees, servants, agents or contractors, same may be made by Landlord at Tenant's cost and expense but, in no such event, shall Landlord be required to make or perform any such repairs, modifications, alterations, cleanup or other action to any portion of the demised premises and if not performed by Landlord at Tenant's cost as aforesaid the same shall be performed by Tenant at its sole cost and expense.

         If the need for such repairs, modifications, alterations, cleanup or other action shall result from the acts or neglect of any other occupant of the Shopping Center, its employees, servants, agents or contractors, Landlord agrees to cause such occupant to perform the same and Tenant shall not have any responsibility for sharing in the costs arising out of or relating to such compliance.

         Insofar as the demised premises, the common areas and the common facilities may be affected, Landlord shall cause the Shopping Center, throughout the term of the lease, to comply with all environmental laws and regulations applicable to the Shopping Center and the uses made thereof, including, without limitation, laws and regulations relating to hazardous substances. Unless such non-compliance is due to the act or neglect of Landlord, its employees, agents or contractors, or the act or neglect of any other occupant of the Shopping Center, or its employees, agents or contractors, the cost incurred by Landlord in complying with the provisions of this paragraph shall be included within those costs in which Tenant is to share pursuant to ARTICLE VI hereof. Otherwise Tenant shall not have any responsibility for sharing in the costs arising out of or related to such compliance. Notwithstanding anything to the contrary contained hereinabove, if such noncompliance is due to the act or neglect of Tenant, its employees, agents or contractors, Tenant shall be solely responsible for remedying such noncompliance at its sole cost and expense.

         Section 4. Construction Warranties. Landlord shall be responsible for any repairs, alterations or replacements that shall be required at any time during the term of this lease as a result of Landlord's failure to perform Landlord's Work as required by Schedule "B" annexed hereto provided notice thereof is sent to Landlord within twelve (12) months of the completion of Landlord's Work as to all defects other than latent defects. Landlord further agrees, without contribution from Tenant, to keep, or cause to be kept, in a safe, secure and attractive condition all buildings in the Shopping Center. Further, Landlord shall grant to Tenant the benefit of any and all guaranties and warranties received by Landlord from its contractors or materialmen, and Tenant shall have the right to enforce such guaranties and warranties either in its own name or in the name of Landlord.

         Section 5. Tenant's Alterations. Tenant may make repairs and alterations to the demised premises, subject to the following provisions:

         (a) Tenant shall give Landlord prompt notice [except in emergencies where reasonable notice under the circumstances (before or after the repair is made) shall be sufficient] of any repair or alteration to be performed by Tenant if the reasonable cost of the repair or alteration exceeds One Hundred Thousand Dollars ($100,000);

         (b) such alterations or repairs shall be effected with due diligence and in a good and workmanlike manner in accordance with all applicable legal requirements and in accordance with all insurance requirements of which Tenant shall have received notice under the policies covering the Shopping Center, provided such requirements are commercially reasonable in the context of similar coverage for like properties;

         (c) such alterations or repairs shall be promptly and fully paid for by Tenant;

         (d) any alterations or repairs to the plumbing, mechanical, electrical, sewerage, sprinkler or HVAC system which affect other premises in the Shopping Center, or which materially reduce the capacity of any such system, shall be done in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld or delayed;

         (e) Tenant shall not make any structural alteration without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed provided such alteration does not (i) increase the height of the Building, (ii) impair the structural integrity of the Building, (iii) reduce the fair market value of the Building, (iv) increase the floor area of the demised premises or (v) result in exterior work. Tenant shall not make any exterior alteration without Landlord's consent, which consent may be withheld in Landlord's sole and absolute discretion; provided, however, that Tenant may (i) in the event of a permitted sublease install another storefront door which is architecturally consistent in Landlord's reasonable judgment with the existing storefront door, and (ii) after Tenant shall open for business in the demised premises make changes to the storefront which are architecturally consistent in Landlord's reasonable judgment with the exterior of the Shopping Center.

         (f) Tenant may perform any other non-structural interior repairs or alterations within the demised premises without obtaining Landlord's consent;

         (g) within one hundred eighty (180) days after completion of any alteration or repair which required the preparation of plans and specifications and Landlord's approval, Tenant shall furnish Landlord with a set of "as built" plans and specifications therefor;

         (h) notwithstanding anything to the contrary contained herein, Tenant may construct a mezzanine in the demised premises not to exceed ten thousand (10,000) square feet of floor area in the aggregate provided

         Tenant obtains Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed provided: (i) Tenant furnishes Landlord with the plans and specifications therefor; (ii) the structural integrity of the Building shall not be adversely affected; (iii) there shall be no affect upon the number of required parking spaces at the Shopping Center or upon any other parking requirements of any governmental authority having jurisdiction; (iv) there shall be no affect upon the floor to area ratio or upon the maximum building area in the Shopping Center available to Landlord; and (v) there shall be no cost or expense to Landlord. Any mezzanine constructed by Tenant in the demised premises must be used for non-selling purposes; and

         (i) if Landlord shall give notice to Tenant that it desires to approve specifications and working drawings with respect to any proposed repair or alteration, as to which Landlord has the right of approval, as aforesaid, then Tenant shall not commence the repair or alteration until Tenant has submitted specifications and working drawings of the proposed repair or alteration and Landlord has approved them, and Landlord agrees that such approval shall be forthcoming as expeditiously as reasonably feasible so as not to delay Tenant in the prosecution of such work. Tenant shall perform all work in accordance with the approved specifications and working drawings in cases where Landlord has the right of approval. Any work performed by Tenant pursuant to plans and specifications approved by Landlord shall be subject to Landlord's inspection after completion to confirm that the work complies with the requirements of this lease and is materially in accordance with the approved plans and specifications.

         Section 6. Surrender of Demised Premises. Upon the expiration or termination of this lease, Tenant shall quit and surrender the demised premises broom clean and in good condition and repair, building systems in working order, reasonable wear and tear and damage caused by casualty, condemnation or by Landlord or Landlord's agents' negligence or misconduct excepted, together with all alterations, fixtures, installations, additions and improvements which may have been made in or attached on or to the demised premises. However, any trade fixtures, furniture, and equipment which may be installed by Tenant in the demised premises prior to or during the term hereof, at Tenant's cost and expense may be removed by Tenant from the demised premises provided Tenant repairs any material damage to the demised premises caused by such removal. Any personal property of Tenant or any subtenant or occupant which shall remain in or on the demised premises after the termination of this lease and the removal of Tenant or said subtenant from the demised premises may, at the option of Landlord without notice, be deemed to have been abandoned by Tenant or such subtenant or occupant and may either be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit.

                                  ARTICLE XI.

                    Liability and Property Damage Insurance

         Section 1.       Landlord's Insurance.

         A. Beginning with the commencement of Landlord's Work and thereafter throughout the term of this lease, Landlord shall purchase and keep in force, or cause to be purchased and kept in force, Workers' Compensation Insurance conforming to the applicable Workers' Compensation laws and including Employer's Liability Insurance with limits of liability of not less than $5,000,000, which coverage may be provided by supplementing the Workers' Compensation Policy with an Umbrella Liability Policy.

         B. Beginning with the commencement of Landlord's Work and thereafter throughout the term of this lease, Landlord shall purchase and keep in force, or cause to be purchased and kept in force, Comprehensive General Liability Insurance, written on an occurrence and not on a claims-made basis, containing provisions adequate to protect both Landlord and Tenant from and against claims for bodily injury, including death and personal injury (and with the Employee Exclusion deleted as to all such claims for personal injury), and claims for property damage occurring upon the Shopping Center, such insurance having bodily injury and property damage combined limits of liability of not less than $5,000,000.00 per occurrence, which coverage may be provided by supplementing the Comprehensive General Liability Policy with an Umbrella Liability Policy. Nothing contained in this ARTICLE XI shall prohibit Landlord from obtaining a policy or policies of blanket insurance which may cover other property of Landlord provided that such blanket policy does not diminish the obligations of Landlord so that the coverage from such policies shall not be less than that which would have been available if Landlord had obtained the required insurance under policies separately insuring the Shopping Center.

         C. The policy of insurance required by subsection B of this Section 1 shall include Contractual Liability Insurance, Non-Owned Automobile Liability Insurance and, if applicable, Owned Automobile Liability Insurance, subject to the same limits of liability provided in said subsection B.

         D. The policy of insurance required by subsection B of this Section 1 shall designate Tenant as an additional insured (provided that if an additional charge is levied by Landlord's insurance carrier for so naming Tenant, Tenant shall pay the same promptly upon demand) and shall provide that it shall not be canceled without at least ten (10) days prior written notice to Tenant. Throughout the term, not less than ten (10) days prior to the expiration dates of policies to be furnished hereunder, certificates of initial or renewal policies, as the case may be, shall be delivered to Tenant by Landlord.

         E. All insurance required of Landlord by this ARTICLE XI shall be effected under valid and enforceable policies issued by insurers of recognized responsibility.

         Section 2.       Tenant's Insurance.

         A. Beginning with the delivery of possession of the demised premises to Tenant and thereafter throughout the term of this lease, Tenant shall purchase and keep in force, or cause to be purchased and kept in force, Workers' Compensation Insurance conforming to the applicable Workers' Compensation laws and including Employer's Liability Insurance with limits of liability of not less than $5,000,000, which coverage may be provided by supplementing the Workers' Compensation Policy with an Umbrella Liability Policy.

         B. Beginning with the delivery of possession of the demised premises to Tenant and thereafter throughout the term of this lease, Tenant shall purchase and keep in force, or cause to be purchased and kept in force, Comprehensive General Liability Insurance, written on an occurrence and not on a claims-made basis, containing provisions adequate to protect both Landlord and Tenant from and against claims for bodily injury, including death and personal injury (and with the Employee Exclusion deleted as to all such claims for personal injury), and claims for property damage occurring on the demised premises (and/or occurring upon the Shopping Center outside of the demised premises due to the acts, omissions or negligence of Tenant, or its employees, independent contractors, architects or engineers or due to Tenant's failure to comply with, or default or other breach of, the provisions of this lease), such insurance having bodily injury and property damage combined limits of liability of not less than $5,000,000.00 per occurrence, which coverage may be provided by supplementing the Comprehensive General Liability Policy with an Umbrella Liability Policy. Nothing contained in this ARTICLE XI shall prohibit Tenant from obtaining a policy or policies of blanket insurance which may cover other property of Tenant provided that such blanket policy does not diminish the obligations of Tenant so that the coverage from such policies shall not be less than that which would have been available if Tenant had obtained the required insurance under policies separately insuring the demised premises.

         C. The policy of insurance required by subsection B of this Section 2 shall include Contractual Liability Insurance, Non-Owned Automobile Liability Insurance and, if applicable, Owned Automobile Liability Insurance, subject to the same limits of liability provided in said subsection B.

         D. The policy of insurance required by subsection B of this Section 2 shall designate Landlord as an additional insured (provided that if an additional charge is levied by Tenant's insurance carrier for so naming Landlord, Landlord shall pay the same promptly upon demand) and shall provide that it shall not be canceled without at least ten (10) days prior written notice to Landlord. Throughout the term, not less than ten (10) days prior to the expiration dates of policies to be furnished hereunder, certificates of initial or renewal policies, as the case may be, shall be delivered to Landlord by Tenant.

         E. All insurance required of Tenant by this ARTICLE XI shall be effected under valid and enforceable policies issued by insurers of recognized responsibility.

                                  ARTICLE XII.

                                Mutual Self-Help

         Section 1. Self-Help by Landlord. Landlord and its designees shall have the right to enter upon the demised premises at all reasonable hours for the purpose of inspecting or making repairs to the same. If Tenant fails to make any repairs required to be made by Tenant pursuant to the terms hereof, then, after the expiration of thirty (30) days after written notice shall be given from Landlord to Tenant provided, however, that in an emergency or in other situations where thirty (30) days is not appropriate given the circumstances, only such notice, if any, as shall be reasonable under the circumstances need be given, if Tenant still has failed to make such repairs (except if the repairs reasonably cannot be made within said period, then only if Tenant has failed to commence the repair within the applicable period of time and has not proceeded with due diligence toward completion), Landlord shall have the right (but not the obligation) to make or cause such repairs to be made. If Landlord makes or causes such repairs to be made, Tenant agrees that it will pay to Landlord the reasonable cost thereof within ten (10) days after receipt of copies of paid bills and a statement from Landlord. Landlord agrees that any such repairs shall be made at such times and in such manner as will minimize interference with the business being conducted in the demised premises.

         Section 2.       Self-Help by Tenant.

         A. If Landlord fails to perform any of its obligations with respect to the common areas or common facilities as required pursuant to this lease (other than its obligations under Section 2(A) of ARTICLE XX hereof), the failure of which materially adversely affects Tenant's business operations at the demised premises, or if Landlord fails to perform any of its obligations with respect to the demised premises as required pursuant to this lease, then after the expiration of thirty (30) days after written notice shall be given from Tenant to Landlord provided, however, that in an emergency or in other situations where thirty (30) days is not appropriate given the circumstances, only such notice, if any, as shall be reasonable under the circumstances need be given, if Landlord still has failed to make such repair or replacement (except if the repair or replacement reasonably cannot be made within said period, then only if Landlord has failed to commence the repair or replacement within the applicable period of time and is not proceeding with due diligence toward completion), Tenant shall have the right (but not the obligation) to make the repair or replacement, subject, however, to Tenant coordinating the exercise of its self-help rights with the exercise of the self-help rights of the tenants under the Sears Lease and the Caldor Lease, and after completion by Tenant, Landlord shall, within ten (10) days after receipt of copies of paid bills and a statement from Tenant, reimburse Tenant for the reasonable amount so expended by Tenant minus Tenant's CAM Percentage thereof if, pursuant to this lease, Tenant shall be required to contribute Tenant's CAM Percentage of such expenditure, as determined pursuant to the applicable provisions of this lease, subject, however, to the provisions of Subsection B hereof.

         If Landlord fails to reimburse Tenant, as aforesaid, and if no dispute exists in connection therewith in accordance with Subsection B hereof, Tenant may deduct the amount owed to it by Landlord from the next installment(s) of rent due hereunder, subject, however, to the provisions of Subsection B hereof.

         B. If after Tenant exercises self-help, Landlord disputes the exercise of self-help by Tenant or if Landlord disputes the amount due to Tenant in connection therewith, such dispute shall be resolved by an action brought in a court having jurisdiction.

         If after such dispute is determined by the court Landlord does not reimburse Tenant for the amount owed to it by Landlord, as finally determined, within ten (10) days following the final determination, Tenant may deduct such amount from the next installment(s) of rent due hereunder.

         If it is finally determined by the court that Tenant was not entitled to exercise self-help, Tenant shall not be entitled to any reimbursement for such work, and same shall have been performed at Tenant's sole cost and expense.

         C. If pursuant to this Section, Landlord is obligated to reimburse Tenant for the cost of any such work, Tenant shall be entitled to interest on such reimbursable amount at the Interest Rate from the day of outlay until reimbursement or full satisfaction by credit.


                                 ARTICLE XIII.

                                Hazard Insurance

         Section 1.       Landlord's Insurance - Tenant's Contribution.

         (i) Beginning with the commencement of Landlord's Work and thereafter throughout the term of this lease, Landlord shall purchase and keep in force, or cause to be purchased and kept in force, insurance upon the Shopping Center against loss or damage by a hazard insured under a so-called All Risk policy and such additional insurance as would customarily be carried by owners of shopping centers in the same locale as the Shopping Center, and in all events including collapse, vandalism, water damage and sprinkler leakage, comprehensive boiler and machinery insurance (if premises contain the same), and flood insurance, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies and in an amount equal to the actual replacement cost of the improvements upon the Shopping Center, including the value of all additions, alterations, replacements and repairs thereto, by whomever made, as well as the machinery, equipment and their systems forming a part thereof. Said insurance shall not extend to plate glass whether in the form of windows or in doors or otherwise forming a part of the improvements upon the demised premises. The phrase "actual replacement cost" shall mean the actual replacement cost (excluding cost of excavations, foundations, footings, underground pipes, conduits, flues and drains) without diminution of such cost for depreciation or obsolescence. The foregoing policy shall contain, to the extent applicable, endorsements providing coverage for demolition costs, increased cost of construction, and contingent liability from operation of building laws.

         (ii) Landlord shall also purchase and keep in force throughout the term rental value insurance in an amount equal to one hundred percent (100%) of the total amount of minimum rent and other charges payable hereunder.

         (iii) Each policy of insurance described in this ARTICLE XIII shall provide that it shall not be cancelable without at least ten (10) days prior written notice to Tenant. Throughout the term, not less than ten (10) days prior to the expiration dates of policies to be furnished hereunder, certificates of initial or renewal policies, as the case may be, shall be delivered to Tenant by Landlord. All insurance required of Landlord by this
ARTICLE XIII shall be effected under valid and enforceable policies issued by insurers of recognized responsibility.

         (iv) Nothing contained in this ARTICLE XIII shall prohibit Landlord from obtaining a policy or policies of blanket insurance which may cover other property of Landlord provided that such blanket policy shall not diminish the obligations of Landlord so that the proceeds from such policies shall be an amount no less than the amount of the proceeds that would be available if Landlord obtained the required insurance under policies separately insuring the risks which this lease requires Landlord to insure.

         (v) From and after the Commencement Date, Tenant agrees to pay its pro-rata share of the reasonable annual costs incurred by Landlord in maintaining the foregoing hazard insurance and rental value insurance during the term hereof (but in no event shall Tenant be required to pay any portion of the premiums relating to any hazardous use of premises within the Shopping Center causing higher premium charges than those generally applicable to general merchandise retail stores). The foregoing pro-rata share is computed on the same basis as Tenant's CAM Percentage set forth in Section 4 of ARTICLE VI of this lease.

         Section 2.       Tenant's Insurance.

         A. Beginning with the delivery of the demised premises to Tenant by Landlord and thereafter throughout the term of this lease, Tenant shall purchase and keep in force, or cause to be purchased and kept in force, insurance upon its personal property and trade fixtures installed in the demised premises or elsewhere in the Shopping Center by Tenant against loss or damage by a hazard insured under a so-called All Risk policy and such additional insurance as would customarily be carried by operators of similar retail operations in the same locale as the Shopping Center, and in all events including collapse, vandalism, water damage and sprinkler leakage, comprehensive boiler and machinery insurance (if premises contain the same), and flood insurance, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies and in an amount equal to the actual replacement cost of its personal property and trade fixtures installed in the demised premises by Tenant, including the value of all additions, alterations, replacements and repairs thereto, by whomever made, as well as the machinery, equipment and other systems forming a part thereof. Said insurance shall extend to plate glass whether in the form of windows or in doors or otherwise forming a part of the improvements upon the demised premises. The phrase "actual replacement cost" shall mean the actual replacement cost without diminution of such cost for depreciation or obsolescence. The foregoing policy shall contain, to the extent applicable, endorsements providing coverage for demolition costs, increased cost of construction, and contingent liability from operation of building laws.

         B.  [Intentionally Omitted]

         C. Tenant may self-insure with respect to any insurance Tenant is obligated to carry pursuant to this Section 2 provided that and so long as Tenant or any guarantor of Tenant's obligations hereunder has a net worth (computed in accordance with generally accepted accounting principles) in excess of Fifty Million Dollars ($50,000,000.00).

         D. Each policy of insurance described in this Section 2 shall provide that it shall not be cancelable without at least ten (10) days prior written notice to Landlord. Throughout the term, not less than ten (10) days prior to the expiration dates of policies to be furnished hereunder, certificates of initial or renewal policies, as the case may be, shall be delivered to Landlord by Tenant. All insurance required of Tenant by this Section 2 shall be effected under valid and enforceable policies issued by insurers of recognized responsibility.

         E. Nothing contained in this Section 2 shall prohibit Tenant from obtaining a policy or policies of blanket insurance which may cover other property of Tenant or any Affiliate provided that such blanket policy shall not diminish the obligations of Tenant so that the proceeds from such policies shall be an amount no less than the amount of the proceeds that would be available if Tenant obtained the required insurance under policies separately insuring the risks which this lease requires Tenant to insure.

         Section 3. Waiver of Subrogation. Landlord and Tenant each hereby releases the other, its officers, directors, employees and agents, from liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by or which could have been covered by valid and collectible fire insurance with standard "All Risk" coverage and such release shall not be negated or diminished if Landlord or Tenant self insure with respect to such coverage, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, if the releasor does not elect to self insure, this release shall apply only to loss or damage occurring during such time as the releasor's fire or All Risk coverage insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agrees that any fire and All Risk coverage insurance policies carried by each of them respectively and covering the demised premises or their contents will include such a clause or endorsement as long as the same shall be obtainable without extra cost, or, if extra cost shall be charged therefor, so long as the other party pays such extra cost. If an extra cost shall be chargeable therefor, each party shall advise the other of the amount of the extra cost. If Landlord or Tenant are unable to obtain such waiver of subrogation, then, if obtainable, Landlord and Tenant each agree that their respective fire and All Risk coverage policies (pertaining to the demised premises and the Shopping Center) shall name the other party as a "non-payee" additional insured as long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If an extra cost shall be chargeable therefor, each party shall advise the other of the amount of the extra cost.

         Section 4. Increased Insurance Rates. Tenant covenants and agrees that it will not do or permit anything to be done in or upon the demised premises or bring in anything or keep anything therein, which shall increase the rate of insurance on the demised premises or the Building above the standard rate thereon for a general merchandise store located in the demised premises, but this covenant shall not prevent Tenant from ceasing to operate a business in the demised premises; and Tenant further agrees that in the event it shall do any of the foregoing, it will promptly pay to Landlord on demand any such increase resulting therefrom, which shall be due and payable as additional rent hereunder, until such time as Tenant shall have remedied the matter causing such increased insurance (but Tenant shall nevertheless have no obligation to re-commence business operations in the demised premises).


                                  ARTICLE XIV.

                                 Damage Clause

         Section 1. Partial Damage. In case during the term hereof the demised premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or other casualty, Landlord shall forthwith proceed to repair such damage and restore the demised premises to substantially their condition at the time of such damage. Provided Landlord shall have repaired such damage and restored the demised premises as herein required, Tenant shall thereafter do any and all work which Tenant desires to adapt the demised premises to Tenant's use subject, however, to the provisions of ARTICLE X, Section 5 and ARTICLE VIII hereof.

         Section 2. Substantial Damage. In case during the term hereof the demised premises shall be substantially damaged or destroyed by fire or other casualty, this lease shall, except as hereinafter provided, remain in full force and effect, and Landlord shall, proceeding with all reasonable dispatch, repair such damage and restore the demised premises to substantially their condition at the time of such damage or destruction. Provided Landlord shall have repaired such damage and restored the demised premises as herein required, Tenant shall thereafter do any and all work which Tenant desires to adapt the demised premises to Tenant's use subject, however, to the provisions of ARTICLE X, Section 5 and ARTICLE VIII hereof.

         Section 3. Substantial Damage - Last 3 years. However, if the demised premises shall be substantially damaged or destroyed by fire, windstorm, or otherwise, within the last three (3) years of the term of this lease, either party shall have the right to terminate this lease, provided that notice thereof is given to the other party not later than sixty (60) days after such damage or destruction. If said right of termination is exercised, this lease and the term hereof shall cease and come to an end as of the date of such damage or destruction. However, if Landlord shall exercise said right of termination and at that time Tenant shall have the right to extend the term of this lease, Tenant may render Landlord's notice of termination nugatory, provided that Tenant, within fifteen (15) days of receipt of the notice, shall elect to extend the term of this lease.

         Section 4. Rent Abatement. If the whole or any portion of the demised premises is damaged by fire or other casualty, the rent and all other charges payable hereunder shall abate until the first to occur of (i) the date on which Tenant shall reopen for business to the public in the demised premises, or (ii) the expiration of a period of one hundred eighty (180) days after Landlord shall have completed such restoration work as Landlord is obligated to perform hereunder and the interference with the operation of business in the demised premises has ceased. Nothing in this section shall be construed to abate or reduce percentage rent. In the event of the termination of this lease pursuant to this ARTICLE XIV, this lease, and the term hereof, shall cease and come to an end as of the date of such damage or destruction. Any rent or other charges paid in advance by Tenant shall be promptly refunded by Landlord.

         Section 5. Substantial Damage Defined. The terms "substantially damaged" and "substantial damage" as used in this ARTICLE, shall have reference to damage of such a character as cannot reasonably be expected to be repaired or such that the premises cannot be restored within ninety (90) days following the date on which restoration work is commenced.

         Section 6. Casualty to Shopping Center. In the event that any other portion of the Shopping Center is either partially or substantially damaged (irrespective of whether the demised premises shall have been damaged or destroyed), Landlord shall proceed promptly either to rebuild the same or to restore the damaged area to a sightly condition. Notwithstanding anything to the contrary contained herein, in the event that all or at least forty percent (40%) of the floor area of the balance of the Building shall be substantially damaged or destroyed by fire or other casualty, notwithstanding that the demised premises may be unaffected by such fire or other cause and if as a result thereof: (i) Landlord shall demolish or substantially rebuild the balance of the Building; and (ii) all of the other leases covering the Shopping Center are terminated, Landlord shall have the right, to be exercised by Notice to Tenant within ninety (90) days from and after said occurrence, to cancel and terminate this lease. Upon the giving of such notice to Tenant, this lease shall expire by lapse of time upon the thirtieth (30th) day after such notice is given and Tenant shall vacate the demised premises and surrender the same to Landlord and thereupon this lease shall terminate and be null and void as if such date with the date originally set forth herein for the expiration of the term hereof and, except for accrued liabilities, neither Landlord nor Tenant shall have any further obligations to each other pursuant to this lease.

         During any period of time that by reason of such damage or destruction there is any substantial or material interference with full access to the demised premises, there shall be a fair and equitable abatement of the rent and other charges payable hereunder, taking into account the extent of such interference; and if Tenant exercises its reasonable business judgment to discontinue the operation of business in the demised premises until such damage or destruction has been repaired, then there shall be a full abatement of rent and other charges payable hereunder until the first to occur of (i) the date on which Tenant shall reopen for business to the public in the demised premises, or (ii) the date Landlord shall have completed such restoration work as Landlord is obligated to perform hereunder and the interference with the operation of business in the demised premises has ceased.

         Section 7. Commencement of Restoration. In any event, if Landlord shall not commence, in good faith, repair and restoration work: (i) with respect to "partial damage" forthwith, or (ii) with respect to "substantial damage" as soon as reasonably feasible after any damage which Landlord is required to repair pursuant to the terms hereof, or if Landlord shall fail with all due diligence to continue with such repair and restoration work to completion, then Tenant shall have the right, in addition to all other rights and remedies available under this lease or available at law or in equity, to terminate this lease by giving written notice of its election so to do to Landlord. In the event Tenant elects to terminate this lease pursuant to this Section 7, said termination shall constitute Tenant's sole remedy for Landlord's breach hereunder.


                                  ARTICLE XV.

                                 Eminent Domain

         Section 1. Definitions. Within the meaning of this ARTICLE XV, the following words have the following meanings:

         (1) Taking: means a taking of title to the whole or any part of the Shopping Center by the exercise of the right of condemnation or eminent domain.

         (2) Award: means the award for or proceeds of any Taking, less all reasonable expenses in connection therewith, including reasonable attorney's fees.

         (3) Taking Date: means, with respect to any Taking, the date on which the condemning authority shall have the right to possession of the demised premises or the Shopping Center or any portion thereof, as the case may be.

         Section 2. Total or Partial Taking. In the event of a Taking of all or substantially all of the demised premises, other than a Taking for temporary use, this lease shall automatically terminate as of the Taking Date. In the event of a Taking of any substantial portion of the Shopping Center, Landlord may, at its option, if Landlord determines, exercising sound business judgment, that it is no longer economically prudent to operate the subject property as a retail shopping center, terminate this lease by giving notice to Tenant within 180 days of the date of such Taking, effective as of the Taking Date provided Landlord has terminated all other leases in the Shopping Center. In the event of a Taking of any portion of the demised premises or in the event of a Taking of any substantial portion of the common area as a result of which Tenant determines, exercising sound business judgment, that it is no longer economically prudent to operate the demised premises as a retail store, Tenant may, at its option, terminate this lease by giving notice to Landlord within 180 days of the date of such Taking, effective as of the Taking Date. Examples of a Taking of a "substantial portion" of the common area include (i) a Taking resulting in fewer than 2.7 parking spaces for each 1,000 square feet of floor area in the Shopping Center remaining in the Enclosed Parking Structure; (ii) a Taking resulting in the cut off or material obstruction of direct access between the demised premises and (x) the entrance thereto at Queens Boulevard and 63rd Road, and
(y) the Enclosed Parking Structure; (iii) a Taking resulting in loss of direct access to the loading area at the demised premises; and (iv) a Taking resulting in loss of direct access to the Enclosed Parking Structure from either 63rd Road or 62nd Drive.

         Section 3.       Restoration.     In the event of a Taking of a portion
of the demised premises if this lease shall not terminate or be terminated under the provisions of Section 2 hereof, commencing on the Taking Date, rent and all other charges payable hereunder shall be reduced in the proportion that the area so Taken bears to the entire area contained within the demised premises and Landlord shall restore or cause to be restored the remainder of the demised premises and the common areas to their condition immediately preceding such Taking to the extent practical. The provisions of Section 7 of ARTICLE XIV regarding Tenant's right to terminate this lease, in the event Landlord fails to restore within twelve (12) months (after the Taking Date in the event of a Taking) and either parties' right to terminate in the last three (3) years of the term, shall be applicable with respect to Landlord's obligation to restore, as provided in the preceding sentence.

         Section 4. Taking for Temporary Use. If there is a Taking of the demised premises for temporary use, this lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions thereof, except as such compliance shall be rendered impossible or impracticable by reason of such Taking and rent shall be abated during the course of such Taking. Notwithstanding the foregoing, if any such temporary Taking lasts longer than six (6) months, Tenant may at any time after the expiration of such six (6) month period and so long as such temporary taking exists, terminate this lease.

         Section 5. Disposition of Awards. All awards arising from a total or partial Taking of the demised premises, the Building, or of Tenant's leasehold interest, shall belong to Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of such Award which may be awarded to Tenant. Nothing contained herein shall be construed to preclude Tenant, at its sole cost and expense, from independently prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, relocation expenses, depreciation to, damage to, cost of removal of and for the value of stock, trade fixtures, furniture and other personal property belonging to Tenant, and any Award therefor shall belong solely to Tenant.

         In the event of a Taking and as a result thereof this lease is terminated, Landlord shall pay Tenant out of any award paid by the Taking authority the unamortized cost of any permanent leasehold improvements made by Landlord or Tenant which are paid for by Tenant that are affixed to and become part of the realty ("Tenant's Permanent Improvements"), less Landlord's contribution pursuant to Schedule B. Within thirty (30) days after request by Landlord, Tenant shall certify to Landlord the cost of Tenant's Permanent Improvements and shall furnish Landlord with such substantiating verification as Landlord may reasonably request. Tenant's Permanent Improvements shall not include Tenant's trade fixtures, furnishings, decorations and inventory. In the event of a Taking which does not result in the termination of this lease, Landlord shall pay Tenant out of the proceeds received in any award the unamortized cost of Tenant's Permanent Improvements which do not remain after Landlord's restoration of the demised premises, less Landlord's contribution pursuant to Schedule B. The amount of amortization shall be the amount calculated on a straight-line basis using a useful life of twelve and one-half (12 1/2) years.

         Section 6. Other Portions of Shopping Center. In the event of the Taking of any other portion of the Shopping Center (irrespective of whether any portion of the demised premises shall have been so taken), Landlord shall proceed promptly: (i) to restore that which may remain of any buildings or other improvements affected by the Taking reasonably required for the normal operation of Tenant's business, and (ii) to restore the remaining property to a sightly condition.

         Section 7. Rent Abatement. In the event of a termination of this lease following such Taking, all rent and other charges shall be pro-rated up to the date of such termination, and Landlord shall promptly repay to Tenant any rent or other charges paid in advance.

         In the event of a Taking of the common areas or common facilities (irrespective of whether any portion of the demised premises shall have been so taken) which does not result in the termination of this lease, the rent and all other charges payable hereunder shall not be abated or reduced proportionately during any period in which, by reason of the performance of restoration work, there is material interference with the operation of business in the demised premises. Notwithstanding the foregoing, if this lease has not been terminated in accordance with this ARTICLE XV and if Landlord has not eliminated the foregoing interference with the operation of business in the demised premises within twelve (12) months following the date of the Taking, thereafter the rent and all other charges payable hereunder shall be abated or reduced proportionately, taking into account the extent of such interference; and if Tenant exercises its reasonable business judgment to discontinue the operation of business in the demised premises, there shall be a full abatement of rent and all other charges payable hereunder until the first to occur of (i) the date on which Tenant shall reopen for business to the public in the demised premises, or (ii) the date on which Landlord shall have completed such restoration work as Landlord is obligated to perform hereunder and the interference with the operation of the business of Tenant in the demised premises has ceased.


                                  ARTICLE XVI.

                             Landlord's Assurances

         Section 1. Representations and Warranties. To induce Tenant to execute this lease, and in consideration thereof, Landlord warrants, represents, covenants and agrees as follows:

         A. Landlord has the full power and authority to execute and deliver this lease and to perform its obligations under this lease. This lease has been executed pursuant to authority granted to Landlord in and in accordance with the First Amended and Restated Joint Plan of Reorganization dated

         July 21, 1993, as approved by United States Bankruptcy Order recorded in Reel 3814, Page 1158 (Paragraph 8 of Schedule "I").

         B. Landlord holds fee title to the Shopping Center free and clear of all encumbrances other than those listed in Schedule I.

         C. There are no restrictions or other legal impediments (other than those matters which have been recorded at the applicable land registry for the jurisdiction in which the Shopping Center is located) either imposed by law (including applicable zoning and building ordinances) or by any instrument which would prevent the use of the Shopping Center, including the demised premises, for retail purposes.

         D. The Shopping Center will have at the commencement of the term of this lease (i) a parking ratio of at least 2.7 parking spaces for each 1,000 square feet of floor area in the Shopping Center, and (ii) no fewer than one thousand (1,000) parking spaces within the Enclosed Parking Structure located no higher than the fourth level thereof and not lower than the level of 62nd Drive.

         E. This lease does not violate the provisions of any instrument not of public record heretofore executed by Landlord; and the execution of this lease has been duly and validly authorized on behalf of Landlord.

         F. Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this lease, and in the event any claims are made against Tenant by any person or entity claiming a brokerage commission or other payment by reason of the execution of this lease based on Landlord's actions, Landlord shall defend the claim against Tenant with counsel of Tenant's selection and shall save harmless and indemnify Tenant on account of any loss, cost or damage which may arise by reason of any such claim.

         G. Nothing contained in the Caldor Lease or the Sears Lease prevents Tenant from conducting its business or exercising any of its rights pursuant to the terms of this lease or violates any covenants or agreements set forth in this lease.

         H. The project which is the subject matter of the Declaration of Covenants and Restrictions recorded in Reel 926, Page 1291, as amended by Agreement in Reel 2341, Page 1794 (Paragraph 3.1 of Schedule I) was not developed and is not the same as the project for the development of the Shopping Center pursuant to this lease.

         Section 2. Landlord's Breach. In the event that Landlord shall fail to comply with the requirements of Section 1 of this ARTICLE XVI, or in the event Landlord shall breach any of the warranties, representations, covenants or agreements set forth in Section 1 of this ARTICLE XVI, then after the expiration of thirty (30) days after written notice thereof shall be given from Tenant to Landlord, if Landlord still has failed to comply or remedy such breach(es), as the case may be (except if such requirements cannot be reasonably satisfied or such breach cannot be reasonably remedied within said period, then only if Landlord has failed to commence the same within the applicable period of time and is not proceeding with due diligence toward completion), Tenant shall have the right, in addition to all other remedies, to terminate this lease at any time by giving Landlord notice thereof prior to the full compliance by Landlord with such requirements, warranties, representations, covenants and agreements. And in the event Tenant so elects to terminate this lease, such termination shall be Tenant's sole remedy for Landlord's breach of this ARTICLE XVI.

         Section 3. Lawful Retail Use Prohibited. If at any time during the term of this lease applicable law shall not permit the use of the demised premises for Lawful Retail Uses under this lease, then Tenant may terminate this lease by giving Landlord notice thereof, said termination right constituting Tenant's sole remedy under this Section 3.



                                 ARTICLE XVII.

                                    Remedies

         Section 1. Tenant's Default. It is covenanted and agreed that if Tenant shall neglect or fail to perform or observe any of the covenants, terms, provisions or conditions contained in this lease on its part to be performed or observed within thirty (30) days after notice of default, or such additional time as is reasonably required to correct any such default (except for payment of minimum rent or other charges, in which case, said period of notice shall be ten (10) days), or if the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in voluntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted, and such proceeding is not dismissed within ninety
(90) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts - then, and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, upon prior written notice, enter into and upon the demised premises, or any part thereof in the name of the whole, and repossess the same as of its former estate, and expel Tenant, and those claiming through or under it, and remove its or their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, this lease shall terminate. Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this lease, become due if this lease had not been terminated, or if Landlord had not entered or re-entered, as aforesaid, and whether the demised premises be relet or remain vacant, in whole or in part, or for the remainder of the term or a period less than the remainder of the term, and for the whole thereof; but in the event the demised premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting the demised premises, after deduction of all reasonable expenses (including, without limitation, reasonable brokerage fees, and the like), and in collecting the rent in connection therewith. In the event of termination by Landlord as aforesaid, Landlord agrees to use reasonable efforts to relet the demised premises so as to minimize the damages suffered by Landlord and payable by Tenant.

         Section 2. Landlord's Default. If the Landlord's interest in the Shopping Center is not held by any one of the following:

         (i) Alexander's, Inc. or any entity which controls, is controlled by, or is under common control with, Alexander's, Inc. or any real estate investment trust to which all or substantially all of the assets of Alexander's Inc. are transferred, provided that (x) Alexander's, Inc. and such entities or real estate investment trust continue to own at least four (4) buildings in which rental operations are conducted, and
         (y) the shares of Alexander's, Inc. or such real estate investment trust are traded on a nationally recognized stock exchange, or

         (ii) Vornado Realty Trust or any entity which controls, is controlled by, or is under common control with, Vornado Realty Trust, provided that Vornado Realty Trust and such entities continue to own at least four (4) shopping centers;

then it is understood and agreed that in the event Landlord is in default in the performance of any of its obligations under this lease, which default materially and adversely affects Tenant's quiet enjoyment and use of any portion of the demised premises, and such default continues for a period of more than thirty (30) days after written notice from Tenant specifying such default, or if such default requires more than thirty (30) days to remedy and it continues, after such notice, beyond the time reasonably necessary to cure, Tenant shall have the right, in addition to all other remedies available hereunder or available at law or in equity, to terminate this lease upon written notice to Landlord.


                                 ARTICLE XVIII.

                            Miscellaneous Provisions

         Section 1. Waiver. Failure on the part of either party to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval to or of any action by either party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent similar act by such party. Notwithstanding the foregoing, Landlord shall be deemed to have waived any right to be paid by Tenant for amounts which would otherwise be due from Tenant to Landlord upon billing of Tenant by Landlord if such bill is not rendered to Tenant within nine (9) months of the end of the year with respect to which Landlord's right to payment accrues.

         If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest," which payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of such party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of such party to pay such sum or any part thereof, such party shall be entitled to recover from the other party such sum or so much thereof as it was not legally required to pay under the provisions of this lease.

         If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest," performance of such work in no event to be regarded as a voluntary performance, and there shall survive the right on the part of such party to institute suit for recovery of the cost of such work. If it shall be adjudged that there was no legal obligation on the part of such party to perform such work or any part thereof, such party shall be entitled to recover from the other party the cost of such work or the cost of so much thereof as such party was not legally required to perform under this lease.

         Section 2. Covenant of Quiet Enjoyment. Tenant, subject to the terms and provisions of this lease and those matters of public record as of the date of this lease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy, and enjoy the demised premises during the term hereof without hindrance or ejection by any person.

         Section 3. Status Report. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, or the like, the then current status of performance hereunder, either party, on the written request of the other made from time to time, will promptly furnish a written statement on the status of any matter pertaining to this lease. Without limiting the foregoing, each of Landlord and Tenant agrees that within ten (10) days after request by the other, it will execute, acknowledge and deliver to the requesting party a certificate stating (i) that this lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or if this lease is not in full force and effect, the certificate shall so specify the reasons therefor; (ii) the Commencement Date; (iii) whether or not to the certifying party's knowledge there exists any default by either Landlord or Tenant in the performance of any term or provision contained in this lease and, if so, specifying any such default; (iv) the date to which rent and other charges have been paid; (v) that there is no action pending against the certifying party under any bankruptcy or insolvency law (or stating any such action that does exist); and (vi) such other matters reasonably requested by any mortgagee or prospective mortgagee or purchaser or prospective purchaser of the Shopping Center or by any other third party for whom such certificate has been requested.

         Section 4. Notice to Mortgagee. After receiving written notice from any person, firm, or other entity, that it holds a mortgage (which term shall include a deed of trust) which includes as part of the mortgaged premises the demised premises, Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to Landlord under the terms of this lease, but such notice may be given by Tenant to Landlord and such holder concurrently. It is further agreed that such holder shall have the same opportunity to cure any default, and the same time within which to effect such curing, as is available to Landlord, and if necessary, to cure such a default, such holder shall have access to the demised premises.

         Section 5. Mechanic's Liens. Within fifteen (15) days of receipt of Notice of such lien, Tenant agrees to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's, or other lien against the demised premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant in, upon or about the demised premises. In the event Tenant fails to so discharge any such lien, Landlord may discharge the same by filing the necessary bond and Tenant agrees to reimburse Landlord for the cost of such bond promptly upon demand therefor.

         Section 6. Invalidity of Particular Provisions. If any term or provision of this lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 7. Provisions Binding, Etc. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant.

         It is understood that each of the covenants, promises and agreements made by Landlord in this lease, whether affirmative or negative in nature, shall run with the land of the Shopping Center for the benefit of the demised premises and shall be binding upon Landlord and each successive owner during its ownership of any portion of the balance of the Shopping Center and upon each person having any interest therein derived through the owner thereof.

         Section 8. Governing Law. This lease shall be governed exclusively by the provisions hereof, and by the substantive laws of New York as the same may from time to time exist.

         Section 9. Recording. Tenant agrees not to record this lease, but Landlord hereto agrees to execute a recordable short form lease in the form annexed hereto and made a part hereof as Schedule "E" and complying with applicable New York laws, and reasonably satisfactory to the attorneys for

Landlord and Tenant. In no event shall such document set forth the rental or other charges payable by Tenant under this lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this lease, and is not intended to vary the terms and conditions of this lease. All recording fees shall be paid for by the party seeking to record the short form lease.

         Section 10. Notices. Whenever by the terms of this lease notice, demand, or other communication shall or may be given, either to Landlord or to Tenant, the same shall be in writing, and shall be sent by registered or certified mail, postage prepaid, or shall be delivered by private prepaid express carrier:

         If intended for Landlord, addressed to it at the address set forth on the first page of this lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), Attention: Vice President Real Estate;

         With a copy to Landlord at the same address as set forth above,
         Attention:  Chief Financial Officer;

         If intended for Tenant, addressed to it at the address set forth on the first page of this lease, Attention: Legal Services c/o Real Estate (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice); with a copy to Melville Corporation, One Theall Road, Rye, New York 10580, Attention:
         Legal Department.

         Except as otherwise specifically provided herein, all such notices shall be effective when deposited in the United States mail or delivered to a private express carrier within the Continental United States, provided that the same are received in the ordinary course at the address to which the same were sent.

         Notice from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party provided that such attorney is authorized to act on behalf of such party,

         Section 11. Paragraph Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this lease.

         Section 12. Size of Demised Premises. With regard to rental payable during the original term and the option periods, and with regard to Tenant's Tax Percentage and Tenant's CAM Percentage, the amounts set forth in this lease are predicated upon the square footage figures for the demised premises and the Shopping Center recited herein. Promptly upon delivery of full possession of the demised premises by Landlord to Tenant, an exact measurement of the square footage of floor area of the demised premises and the Shopping Center shall be made, and if said measurement shall indicate square footage figures different from those recited in this lease, the parties hereto shall promptly execute a supplemental instrument adjusting, as applicable, the rental figures, as well as Tenant's Tax Percentage and Tenant's

CAM Percentage, to conform to the exact measurement. If Tenant shall have made any payments to Landlord prior to the determination of such exact measurement, a prompt adjustment shall be made in said payments to reflect the accurate figures.

         In the determination of such square footage figures, the same shall be computed on the basis of the exterior of exterior walls and the center of interior or dividing walls.

         Section 13. Landlord and Tenant. It is understood and agreed that Landlord shall, in no event, be construed or held to be a partner or associate of Tenant in the conduct of Tenant's business; but it is understood and agreed that the relationship is, and at all times shall remain, that of landlord and tenant.

         Section 14.      Signs.

         (a) Subject to obtaining all required licenses and permits, Tenant shall have the right to install and maintain signs affixed to the exterior of the demised premises at the locations and having the dimensions described in Schedule "F" annexed hereto and made a part hereof and which otherwise conform to the requirements of Schedule "F". Landlord further grants to Tenant the right, at Tenant's sole cost and expense, subject to applicable laws and regulations of governmental authorities, to install, maintain, repair and replace on the exterior of the demised premises other signs of Tenant or signs of any permitted subtenant, provided the same are located in substantially the same places and are substantially the same size as or smaller than the signs described in Schedule "F" and otherwise conform to the requirements of Schedule "F" and the aggregate area of said signs does not exceed the aggregate area of the signs permitted pursuant to Schedule "F". Tenant may also at its expense install its chain-wide pre-opening and banner type signs subject to Landlord's prior written approval which shall not be unreasonably withheld or delayed, but Tenant shall remove or relocate such sign if its continued maintenance unreasonably interferes with the conduct of Landlord's Work or the performance by Landlord of its obligations under the Sears Lease or the Caldor Lease. Tenant shall obtain and pay for all required permits and licenses relating to such signs. Copies of all such permits and licenses shall be delivered to Landlord within a reasonable time after they are issued.

         (b) Except as set forth in (d) below, Tenant shall not have the right to maintain or install any other signs in or at the Shopping Center outside of the demised premises, and in no event may Tenant place any sign on the third floor of the Building which is within one hundred (100) feet of the entrance on the third floor to Caldor.

         (c) Tenant may not install signs, lamps or other illumination devices in or upon the demised premises if the lamps, signs or devices flash or go on and off intermittently and Landlord agrees not to permit the installation of any such signs, lamps or other illumination devices in the balance of the Shopping Center, subject to the rights of the tenant under the Sears Lease.

         (d) Landlord does not presently intend to install a pylon in the Shopping Center. However, Tenant shall have the right to install its sign on any pylon that Landlord may install in the Shopping Center in accordance with the following:

                 (i) The top position shall, at Landlord's option, be either the name of the Shopping Center or the tenant occupying the largest floor area in the Shopping Center. Positioning thereafter on the pylon shall be in order of tenants' floor area.

                 (ii) The relative size and position of Tenant's sign panel shall be in proportion to the floor area of the demised premises in relation to the floor area of the premises of the other tenant(s) utilizing the pylon. If Tenant should enter into a permitted sublease, the subtenant may place a sign panel on the pylon; provided, however, that the size and position of Tenant's sign panel and the subtenant's sign panel shall be determined on the basis of their respective floor areas and the floor areas of the other tenants utilizing the pylon. Notwithstanding the foregoing, Tenant's position on the pylon or size of its panel shall not be adversely affected by reason of the incorporation of additional land within the Shopping Center pursuant to Article VI, Section 3.B.

                 (iii) If a tenant occupying premises larger than the demised premises desires to place its sign panel above Tenant's sign panel (after Tenant's sign panel has been installed), Landlord shall, at Landlord's expense, relocate (but not reduce the size of) Tenant's sign panel on the pylon in accordance with the provisions of subdivisions (i) and (ii) of this Subsection. If additional floor area, however, is added to the Shopping Center as described in Schedule A-2, the size of Tenant's sign panel may be reduced on a proportional basis with the reduction in the sign panels of the other tenants.

                 (iv) Tenant's sign panel shall be subject to (i) applicable legal requirements, and (ii) insurance requirements.
         Tenant shall obtain and pay for all required permits and licenses relating to such sign panel. Copies of all such permits and licenses shall be delivered to Landlord within a reasonable time after they are issued.

                 (v) If Tenant installs a sign panel on a pylon, Tenant shall reimburse Landlord for a fraction of the cost of repairing, maintaining, replacing, altering and furnishing electric current to the pylon. The numerator of the fraction shall be the area of the face of the sign panel installed by Tenant, and the denominator shall be the combined area of the face of the sign panel installed by Tenant
         and any other sign panels installed on the pylon.   The reimbursement
         shall be paid promptly after Landlord renders bills with respect thereto.

                 (vi) Tenant shall, at its sole cost and expense, keep its sign panel located on the pylon in good order and repair.

                 (vii) Landlord agrees that no tenant occupying premises consisting of less than 20,000 square feet of floor area in the Shopping Center shall be permitted to have a sign on any pylon in the Shopping Center. It is understood and agreed that neither Tenant or any subtenant of Tenant shall be permitted to maintain a sign on any pylon in the

         Shopping Center unless Tenant or said subtenant is conducting business in at least 20,000 square feet of floor area in the demised premises.

                 (viii) Notwithstanding the foregoing, it is understood and agreed that any tenant occupying the premises demised under the Sears Lease consisting of 190,000 or more square feet of floor area in the Shopping Center may have exclusive use of a pylon in the Shopping Center.

                 (ix) In the event Tenant and any other tenant of the Shopping Center occupy the same amount of square footage of floor area in the Shopping Center, Landlord agrees that Tenant's sign panel on any pylon shall be located above the sign of such other tenant.

         Section 15.      Intentionally Omitted.

         Section 16. Transmittal of Lease. This lease is transmitted for examination only and does not constitute an offer to lease, and this lease shall become effective only upon the execution and unconditional delivery thereof by both parties hereto.

         Section 17. Investment Tax Credit. Landlord hereby agrees to elect under the applicable provisions of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), to pass through to Tenant all investment tax credits which may be available from time to time in respect of the demised premises under Section 38 or other applicable provisions of the Code to the extent such investment tax credits may not be available to Landlord pursuant to Section 46(e) of the Code. Landlord agrees to execute and to deliver to Tenant in a timely fashion all documents required by the Code and the regulations issued thereunder, including, without limitation, a written election thereunder, to enable Tenant to obtain such investment tax credits.

         Landlord further agrees (i) to maintain adequate records so that the qualifying property can be identified and the cost thereof can be determined,
(ii) to provide such records to Tenant upon written request, and (iii) otherwise to cooperate with Tenant in said matter. Landlord agrees not to destroy or otherwise dispose of such records until written consent to such destruction or disposal has been obtained from Tenant.

         Section 18. Merchants' Association. In no event shall Tenant be required to join, participate in or contribute to any promotional fund, marketing fund or merchants' association.

         Section 19. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, enemy or hostile governmental action, riot, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, excluding the financial inability of such party to perform (any such causes or events to be referred to herein as a "Force Majeure"), shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage; provided, however, the foregoing shall not be applicable to (i) Tenant's obligation to pay rent, additional rent and any other sums or charges pursuant to this lease (except as otherwise provided in ARTICLES XIV and XV hereof), and (ii) Landlord's restoration and repair obligations set forth in ARTICLES XIV and XV hereof.

         Section 20. Subordination and Attornment. This lease and all rights of Tenant hereunder are, and shall be subject and subordinate to the liens of any mortgages, deeds of trust (including blanket mortgages or deeds of trust covering the demised premises and/or the Shopping Center and/or other properties) or any other security interest which has been or which hereinafter may affect the demised premises, and to any ground or underlying leases of all or a part of the Shopping Center, and to any renewals, modifications, consolidations, replacements and extensions thereof.

         The provisions of this Section 20 shall be self-operative, but Tenant covenants and agrees that it shall, within twenty (20) days following request, at any time or times, execute, acknowledge and deliver to Landlord an instrument in order to subordinate this lease and Tenant's rights thereunder, as aforesaid, provided, however, that before any such subordination pursuant to this Section 20 shall be effective, Landlord shall cause any mortgagee, holder of any deed of trust or security interest, any ground or underlying lessor (collectively the "mortgagee") to deliver to Tenant an agreement properly executed in form reasonably satisfactory to Tenant and acceptable for recording, whereby such mortgagee agrees that no action taken in foreclosure with respect thereto by the mortgagee (or, in the case of a ground lease, whereby the ground lessor agrees that no action taken in respect to termination of the ground lease by the ground lessor) shall have the effect of disturbing the possession of Tenant under this lease so long as Tenant is not in default under the terms of this lease beyond any applicable grace period, and that the mortgagee will recognize the validity and continuance of this lease, and will not disturb the possession of Tenant, but will permit it to occupy the premises in accordance therewith, if Tenant is not in default in the performance of its obligations under this lease beyond any applicable grace period, and that the mortgagee or ground lessor, as the case may be, will permit insurance proceeds and eminent domain awards to be used for any restoration and repairs required by the provisions of this lease and will permit Tenant to share in any eminent domain awards and to make claims for awards to the extent Tenant is entitled so to do by the provisions of this lease, and, if such mortgagee requires, Tenant will attorn to said mortgagee, provided said mortgagee will accept Tenant as a tenant under the terms of this lease.

         Within forty five (45) days from the execution of this lease, Landlord shall deliver a non-disturbance agreement in accordance with the preceding paragraph from Chemical Bank, as holder of the existing mortgage described in Paragraph 11 of Schedule "I"; otherwise, Tenant may terminate this lease by notice to Landlord prior to delivery of such non-disturbance agreement to Tenant.

         Section 21. Exculpation. Landlord shall have absolutely no personal liability with respect to any provisions of this lease. In case Landlord shall be a corporation, joint venture, partnership, tenancy in common, association or other type of joint ownership, such corporation or the members of the venture, partnership, association or other form of joint ownership shall have absolutely no personal liability with respect to any provision of this lease. If Tenant shall contend that Landlord shall have any liability to Tenant, Tenant shall look solely to the equity in the Shopping Center of the owner of the demised premises at the time the liability arose, for the satisfaction of any remedies of Tenant. Furthermore, it is understood and agreed that from and after the date of transfer of Landlord's interest in the Shopping Center, the transferor shall have no further obligations hereunder, other than any liability which may have arisen through the acts or omissions of Landlord during the period the transferor owned Landlord's interest hereunder, provided the transferee(s) shall have delivered to Tenant, in a form reasonably satisfactory to Tenant, an instrument pursuant to which said transferee(s) agrees to assume all of Landlord's obligations hereunder from and after the date of said transfer. If Landlord's interest is a leasehold interest Tenant shall look solely to the leasehold interest for the satisfaction of any remedies. This exculpation of liability shall be absolute and without exception.

         Section 22. Tenant's Brokerage Indemnity. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this lease, and in the event any claim is made against the Landlord by any person or entity claiming a brokerage commission or other payment by reason of the execution of this lease based on Tenant's actions, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of any loss, cost or damage which may arise by reason of any such claim.

         Section 23. Consequential Damages. Landlord and Tenant agree that as to the other, Landlord and Tenant shall never have any liability or responsibility whatsoever for any consequential or indirect damages whether proximately or remotely related to any default of the other under this lease, and Landlord and Tenant hereby waive any and all such rights.

         Section 24.      Mutual Indemnity.

                 (a) Within the meaning of this Section, "Claims" means any claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions.

                 (b) Tenant hereby indemnifies and agrees to save harmless Landlord and Mortgagee from and against any and all Claims, which either (i) arise from or are in connection with the possession, use, occupation, management, repair, maintenance or control of the demised premises, or any portion thereof by Tenant and/or Tenant's agents;
         (ii) arise from or are in connection with any act or omission of Tenant, or Tenant's agents, employees, contractors, sublessees, concessionaires or licensees; (iii) result from any default, breach, violation or non-performance of this lease or any provision therein by Tenant; or (iv) result in injury to person or property or loss of life sustained in or about the demised premises, except if caused by the negligence, acts or omissions of Landlord, its agents, contractors or employees. Tenant shall defend any actions, suits and proceedings which may be brought against Landlord or mortgagee with respect to the foregoing or in which they may be impleaded. Tenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Landlord or mortgagee in connection with the foregoing.

                 (c) Landlord hereby indemnifies and agrees to save harmless Tenant, and any guarantor hereunder, from and against any and all Claims, which either (i) arise from or are in connection with the possession, use, occupation, management, repair, maintenance or control of the Shopping Center, or any portion thereof by Landlord, its agents, contractors or employees; (ii) arise from or are in connection with any act or omission of Landlord, its agents, contractors or employees; (iii) result from any default, breach, violation or non-performance of this lease or any provision therein by Landlord; or (iv) arise from an injury to person or property or loss of life sustained in the common areas, unless caused by the negligence, acts or omissions of Tenant or Tenant's agents. Landlord shall defend any actions, suits and proceedings which may be brought against Tenant or any guarantor hereunder with respect to the foregoing or in which Tenant or any guarantor hereunder may be impleaded. Landlord shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Tenant or any guarantor hereunder in connection with the foregoing.

         Section 25. Transfer of Landlord's Interest. The term "Landlord" as used in this lease means only the owner for the time being or the mortgagee in possession for the time being of the demised premises. In the event of any sale of the demised premises, or in the event the demised premises are leased to any person (subject to this lease), said Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder from and after the date of the transfer, except for accrued liabilities, provided that the transferee assumes all obligations of Landlord under this lease from and after the date of the transfer in the manner described in Section 18.21. This Section shall be applicable to each owner of the demised premises, from time to time, and shall not be limited to the first owner of the demised premises.

         Section 26. Mortgagee's Rights. If Landlord shall notify Tenant that the demised premises or the Shopping Center are encumbered by a mortgage and in such notice set forth the name and address of the mortgagee thereof; then, notwithstanding anything to the contrary, no default notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such mortgagee by certified or registered mail, return receipt requested. If any mortgagee shall perform any obligation that Landlord is required to perform hereunder within the period required of Landlord for such performance, such performance by mortgagee, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.

         Section 27. Satellite Communications. Tenant shall have the right to install on the Building at a location subject to Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned, or in the demised premises, a satellite communications dish and related equipment. If Tenant shall install such equipment, Tenant shall do so at its own cost and expense and in accordance with all applicable laws, rules and regulations. Additionally, Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant. If Tenant shall install such equipment, Tenant shall be responsible for the maintenance and repair thereof, at Tenant's sole cost. At the expiration or other termination of this Lease, any such equipment shall remain the property of Tenant and shall be removed by Tenant, and Tenant shall repair any and all damage caused by such removal.


                                  ARTICLE XIX

                    Real Estate Investment Trust Provisions

         Section 1. Special Provisions. During the term, should a real estate investment trust become Landlord hereunder, all provisions of this lease shall remain in full force and effect except as modified by this Article XIX.

         Section 2. Management of the Shopping Center. Landlord need not itself directly manage or otherwise service the Shopping Center but may cause such management and service to be performed by Landlord's agent (the "Shopping Center Manager"). Landlord shall notify Tenant in writing of the name of the Shopping Center Manager but shall have the absolute right to designate from time to time another person, association, or corporation as Shopping Center Manager upon ten (10) days' notice to Tenant and other tenants of the Shopping Center.

         Section 3. Common Area Maintenance. Notwithstanding anything to the contrary contained in Article VI, the following provisions shall apply:

                 (a) Landlord shall cause the Shopping Center Manager to render to Tenant, other tenants and occupants of the Shopping Center the services required or permitted to be performed by Landlord pursuant to Article VI in connection with the maintenance, repair, management and operation of the common areas and common facilities and the Shopping Center Manager shall be reimbursed by Tenant therefor in the manner hereinbelow provided.

                 (b) Tenant shall pay to the order of Landlord the additional rent due under Article VI concurrently with payment of all other rent and other charges under this lease, but Landlord may disburse such portion to and for the benefit of the Shopping Center Manager.

         Section 4. Real Estate Investment Trust Tax Provisions. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, will be jeopardized because of any provision of this lease, Landlord may request reasonable amendments to this lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the obligations or decrease the rights of Tenant pursuant to this lease, or (b) in any other manner adversely affect Tenant's interest in the demised premises or the conduct of business in the demised premises.

                                   ARTICLE XX

                             Environmental Matters

         Section 1. Landlord's Representations. Landlord represents that on or before the completion of Landlord's Work (and excluding Tenant's Work), there will be no asbestos-containing materials in the demised premises. Except as set forth in the preceding sentence, Landlord represents that to the best of its knowledge no "Hazardous Materials" (as defined below) are located on or in the Building or the soil and ground water under the Shopping Center.

         Section 2.       Landlord's Covenants.  Landlord covenants as follows:

         A. Landlord shall be responsible for all costs incurred in complying with any order, ruling or other requirement of any court or governmental body or agency having jurisdiction over the Shopping Center requiring Landlord to comply with any laws which relate to Hazardous Materials created, handled, placed, stored, used, transported or disposed of by Landlord, including without limitation, the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans, and Landlord shall diligently pursue to completion all such work required in connection therewith. Landlord shall similarly be responsible for such costs in connection with any Hazardous Materials which are now located upon the Shopping Center but are discovered (i) at the demised premises after Landlord delivers possession thereof to Tenant, or (ii) at the remainder of the Shopping Center if the existence thereof shall materially interfere with the Tenant's use of the demised premises or the common areas of the Shopping Center, notwithstanding that Landlord did not have knowledge thereof.

         B. Subject to the provisions of Section 23 of Article XVIII, Landlord shall indemnify, defend and hold Tenant, Melville Corporation, and their respective directors, officers, employees and agents harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which are caused by or arise out of the breach of Landlord's representations and covenants contained in Sections 1 and 2 of this Article.

         Section 3.       Tenant's Covenants.  Tenant covenants as follows:

         A. Tenant shall be responsible for all costs incurred in complying with any order, ruling or other requirement of any court or governmental body or agency having jurisdiction over the Shopping Center requiring Tenant to comply with any laws which relate to "Tenant's Hazardous Materials" (as defined below) including without limitation the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans, and Tenant shall diligently pursue to completion all such work required in connection therewith, excluding however any such costs relating to Hazardous Materials brought onto the Shopping Center by Landlord or Landlord's acts or omissions relating to the demised premises or the Shopping Center.

         B. Subject to the provisions of Section 23 of Article XVIII, Tenant shall indemnify, defend and hold Landlord, its directors, officers, employees and agents and any successor to Landlord's interest in the demised premises harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which are caused by or arise out of the breach of Tenant's covenants contained in this Section 3.

         Section 4. Definitions. "Hazardous Materials" shall include but not be limited to substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq. and any applicable state laws; and the regulations adopted and publications promulgated pursuant to said laws. "Tenant's Hazardous Materials" are defined as Hazardous Materials that are brought onto the demised premises or the Shopping Center by, at the request of, or on behalf of, Tenant or its employees, agents or contractors.

         Section 5. Tenant's Right To Test. Prior to delivery of possession of the demised premises to Tenant, Tenant shall have the right, at its expense, upon ten (10) days prior notice to Landlord, to conduct tests to determine whether there are any Hazardous Materials on the demised premises and Tenant shall furnish Landlord with a copy of the test results. If said tests indicate the presence of any Hazardous Materials, Landlord shall at its expense remove or otherwise comply with all laws relating thereto prior to delivery of possession of the demised premises to Tenant.

         Section 6. Third Parties. If Hazardous Materials are created, handled, placed, stored, used, transported or disposed of at the Shopping Center by any one other than Landlord or Tenant and as a result thereof there is material interference with Tenant's business, then, as Tenant's sole remedy against Landlord (except as provided in the next sentence), rent payments under this lease shall abate commensurate with said interference until said interference shall be eliminated. If such interference continues for twelve
(12) months, Tenant, as its sole remedy against Landlord, shall have the right to terminate this Lease at any time prior to the time such interference has been eliminated upon notice to Landlord. Nothing contained in this Section is intended to limit Tenants remedies against third parties.

         Section 7. Landlord's Acts - Tenant's Remedies. If Hazardous Materials are created, handled, placed, stored, used, transported or disposed of at the Shopping Center by Landlord and as a result thereof there is material interference with Tenant's business, then in addition to any other remedies Tenant may have (i) rent payments under this lease shall abate commensurate with said interference until said interference shall be eliminated, and (ii) if such interference continues for twelve (12) months Tenant shall have the right to terminate this lease at any time prior to the time such interference has been eliminated upon notice to Landlord.

         Section 8. Environmental Reports. Landlord has delivered to Tenant New York City Asbestos Report ACP5 dated April 26, 1994, a copy of which is attached hereto as Schedule "J". Landlord agrees upon request of Tenant to furnish Tenant with a copy of the project monitoring and inspection report during asbestos removal performed at the Shopping Center dated October 1994 (Spicer Hayes Project No 4032015) and any other asbestos or other environmental report prepared for Landlord with respect to the Shopping Center.

         WITNESS THE EXECUTION HEREOF, under seal, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes, as of the day and year first above written.

                                        LANDLORD:

                                        ALEXANDER'S, INC.


                                        By: /s/ Brian Kurtz
                                           ------------------------
                                           Its Vice President
                                           Hereunto duly authorized

                                           (Corporate Seal)
Attest: /s/ Steven Santora
        ------------------
        Secretary

                                        TENANT:

                                        MARSHALLS OF RICHFIELD, MN., INC.


                                        By: /s/ Donald F. Yost
                                           -------------------------------------
                                           Its Vice President
                                           Hereunto duly authorized

                                           (Corporate Seal)
Attest: /s/ Maureen Richards
       ---------------------
       Secretary

                              ACKNOWLEDGMENT PAGE


STATE OF  NEW YORK        )
                          ) ss.:
COUNTY OF NEW YORK        )


         On this ____ day of March, 1995 before me, personally appeared _____________________, who being by me duly sworn, did say that he resides at
________________; that he is the Vice President of ALEXANDER'S, INC., the corporation described in and which executed the foregoing Lease; that he knows the seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the corporation; and that said instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors; and that he signed his name thereto by like order.




                                        _______________________
                                        Notary Public


(Notarial Seal)



STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF WESTCHESTER     )


         On this 13th day of March, 1995 before me, personally appeared Donald
F. Yost, who being by me duly sworn, did say that he is the Vice President of MARSHALLS OF RICHFIELD, MN., INC., the corporation described in and which executed the foregoing Lease; that he knows the seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the corporation; and that said instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors; and that he signed his name thereto by like order.



                                        /s/ Catherine Comerford
                                        -----------------------
                                        Notary Public


(Notarial Seal)

                                 SCHEDULE "A-1"

                                   SITE PLAN


                                     [MAP]





                                  SCHEDULE A-1

                                SCHEDULE A-2

                       METES AND BOUNDS DESCRIPTION
                          OF THE SHOPPING CENTER

All that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Junction Boulevard (80 feet wide) and the southerly side of 62nd Drive, formerly Urguhart Street, as said Boulevard and Drive are shown on the Topographical Map of the City of New York for the Borough of Queens;

RUNNING THENCE easterly along the southerly side of 62nd Drive, 456.35 feet to the corner formed by the intersection of the said 62nd Drive and the westerly side of 97th Street (60 feet wide), as said 97th Street was shown on the Topographical Map of the City of New York for the Borough of Queens, prior to the adoption on December 20, 1951 of Alteration Map No. 3530;

THENCE southerly along the westerly side of said 97th Street, 529.99 feet to the northwesterly side of 63rd Road (80 feet wide) as said 63rd Road is shown on the Topographical Map of the City of New York for the Borough of Queens;

THENCE southwesterly along the northwesterly side of 63rd Road, 406.22 feet to the corner formed by the intersection of the said northwesterly side of 63rd Road and the northeasterly side of Queens Boulevard (200 feet wide) as shown on the Final Topographical Map of the City of New York;

THENCE northwesterly along the northeasterly side of Queens Boulevard, 86 feet to the corner formed by the intersection of the said northeasterly side of Queens Boulevard and the easterly side of said Junction Boulevard;

THENCE northerly along the easterly side of Junction Boulevard, 549.82 feet to the corner at the point or place of BEGINNING.


                                 SCHEDULE A-2

                                  SCHEDULE A-3

                                   FLOOR PLAN


                                     [MAP]

                                  SCHEDULE "B"

                              LANDLORD'S WORK AND
                       DETERMINATION OF COMMENCEMENT DATE


A. Landlord agrees to the following terms and provisions, and Landlord shall perform all work necessary to comply therewith ("Landlord's Work"):

         1. The Demised Premises shall be delivered to Tenant by Landlord free of all tenants and occupants, and free of all store fixtures. In addition, all work to be performed by Landlord pursuant to the work letter attached hereto and made a part hereof as Schedule "B-1" (hereinafter called the "Work Letter") shall be completed within the time periods set forth in the Work Letter.

         2. The Demised Premises shall be delivered in a structurally sound condition and with the Building having a watertight roof.

         3. All of the buildings and improvements shown on the Site Plan (including without limitation the Enclosed Parking Structure) shall be constructed (including finish work) and ready for occupancy.

         4. All common areas of the Shopping Center shall be appropriately refurbished (including patch-paving and re-striping of paved areas, repairing of light standards, landscaping, etc.) all to the end that the common areas of the Shopping Center will be in a first-class condition.

         5. Landlord shall have provided to Tenant, at least sixty (60) days prior to delivery, a notice of the date as of which, pursuant to paragraph D, below, Landlord will deliver the Demised Premises.

         6. When possession of the Demised Premises is delivered to Tenant, possession of the premises under the Sears Lease shall have been tendered to Sears, Sears shall have begun performance of its Tenant's Improvements and Landlord shall advise Tenant of Landlord's good faith estimate of the date that Sears will open for business.

B. All permits required for Landlord's Work shall be obtained by Landlord, and all permits required for Tenant's Work shall be obtained by Tenant, Landlord agreeing to cooperate with Tenant, at no cost to Landlord, with respect to obtaining any permits required for Tenant's Work.

C. All of Landlord's Work and Tenant's Work shall be done in a good and first-class workmanlike manner in accordance with all applicable laws, ordinance, codes and insurance requirements.

D. Landlord shall substantially complete (as defined below) Landlord's Work in accordance with Paragraphs A, B and C above and deliver possession





                                   Schedule B
         of the Demised Premises to Tenant between the period July 1, 1995 and April 30, 1996. If Landlord has not substantially completed
         Landlord's Work and delivered possession of the Demised Premises to Tenant by April 30, 1996, then Tenant shall have the right, in addition to all other remedies, to terminate this Lease by giving written notice thereof to Landlord at any time prior to April 30, 1997, provided that delivery of the Demised Premises shall not have been made to Tenant with Landlord's Work substantially completed prior thereto. If possession of the Demised Premises has not been delivered to Tenant prior to April 30, 1997 and Tenant shall not have theretofore terminated this Lease, then this Lease shall automatically terminate on April 30, 1997. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that possession of the Demised Premises may be delivered to Tenant without Landlord having fully completed the Enclosed Parking Structure and/or any other elements of Landlord's Work with respect to portions of the Shopping Center located outside the Demised Premises (other than any portions of Landlord's Work necessary in order that the Demised Premises shall have all utilities required for the operation of Tenant's business), but only if Tenant, in its reasonable judgment, determines that such incomplete portions of Landlord's Work have been commenced, are being prosecuted to completion with due diligence, and will be substantially completed within one hundred fifty (150) days following the delivery of possession. In the event that any such incomplete work is not completed within one hundred fifty (150) days following such delivery of possession, in addition to all other remedies which may be available to Tenant by virtue thereof, Tenant shall have the immediate right to exercise its self-help remedies set forth in ARTICLE XII hereof with respect to said incomplete work.

         Landlord represents that each of Sears and Caldor have executed leases for premises in the Building (which premises shall include all of the first three floors of the Building, exclusive only of the Demised Premises) for original terms which are due to expire after the original term of this lease. It is Landlord's intent that the opening of the Shopping Center will take place in March 1996, but is understood and agreed that Landlord shall incur no liability in the event that the Shopping Center does not open in March 1996.

         In the event that Tenant should open for business prior to the completion of Landlord's Work, it is understood and agreed that Landlord shall nevertheless be obligated to complete Landlord's Work promptly.

         Landlord's Work shall be deemed substantially completed when all applicable work has been completed to the extent required to obtain an "Occupancy Permit" as defined below and only minor "punch list" items remain to be performed such as touch-ups and adjustments.

E. Subject to ARTICLE XVI of this Lease and to the foregoing provisions hereof, the Commencement Date shall be the earlier of (i) the expiration of one hundred eighty (180) days after Landlord shall have delivered possession of the Demised Premises to Tenant (pursuant to Paragraph D above), provided that if the last day of said 180-day period shall fall





                                   Schedule B
         within a Slack Season (as hereinafter defined), said 180-day period shall be extended to the first day not falling within a Slack Season, or (ii) the date that Tenant shall first open for business to the public. The term "Slack Season" is hereby defined to mean the
         following periods:   (i) the period beginning on November 1 of any
         year and ending on March 5 of the following year; and (ii) the period beginning on May 15 of any year and ending on August 1 of such year.

         Notwithstanding the foregoing, in the event that an "Occupancy Permit" (as hereinafter defined) will not issue by the Commencement Date otherwise determined in accordance with the foregoing due to work done or failed to be done by Landlord pursuant to the provisions of this Schedule "B", or by reason of any condition of the Shopping Center or the Building, then, at Tenant's option, the Commencement Date shall be extended until the earlier to occur of the following: (i) the date that Tenant shall first open for business to the public; or (ii) the date that an Occupancy Permit shall have been obtained. Furthermore, in addition to any other remedies available to Tenant as a result thereof, Tenant may immediately exercise its self-help remedies pursuant to ARTICLE XII in order to complete any such work necessary so that an Occupancy Permit will issue.

         For purposes hereof, "Occupancy Permit" shall mean either (x) a temporary or permanent certificate of occupancy for the Demised Premises in no way restricting the rights which Tenant otherwise has under this lease with respect to the Demised Premises, the common areas or access to common areas and which may not be revoked by reason of any act or omission of Landlord or a third party, provided, however, that if a temporary certificate of occupancy is issued Landlord will perform all work and take any other action required of Landlord in order to obtain a permanent certificate of occupancy; or
         (y) other evidence of right of Tenant to occupy the Demised Premises, providing Tenant with equivalent rights and protection, which other evidence is acceptable to Tenant in its sole discretion.

         Notwithstanding the foregoing, if Sears shall not have initially opened for business on the Commencement Date, (1) Tenant may elect not to initially open for business in which event the Commencement Date shall be deferred until the date Sears shall initially open for business, except that if the Commencement Date shall be so deferred for a period of one (1) year, this lease shall terminate after the end of said one (1) year period, or (ii) Tenant may nevertheless elect to initially open for business, in which event the Commencement Date shall be the date that Tenant initially opens for business, and if Sears shall not have initially opened for business within one (1) year from the Commencement Date, Tenant may terminate this lease within thirty (30) days thereafter as provided in Section 1 of Article IX of this lease.

F. Tenant shall have the right to come onto the Demised Premises in order to take measurements and in order to commence its work including fixturing, even while Landlord is completing Landlord's Work, but such entry by Tenant shall be at Tenant's sole risk and shall not be deemed a





                                   Schedule B
         waiver of Landlord's obligation fully to complete Landlord's Work. Tenant agrees that any of its work conducted as aforesaid shall not unduly interfere with the completion of Landlord's Work. Landlord will, in addition, cooperate with Tenant with respect to any permits Tenant must secure, and Landlord will remedy any failure to fulfill its obligations resulting in Tenant's inability to secure its permits. (See Article VIII, Section 2 of the lease regarding the obtaining of permits).

G. As a contribution to Tenant by reason of Tenant's performing Tenant's Work, Landlord shall pay to Tenant Seventy-Five Thousand Dollars ($75,000), such payment to be made upon the fifteenth day following the first to occur of (i) the opening of the Demised Premises for business with customers, or (ii) the termination of this Lease by Tenant pursuant to the provisions of this Schedule "B" under circumstances in which Tenant shall have actually performed Tenant's Work. In addition to any other remedies available to Tenant for Landlord's failure to make such payment to Tenant in a timely manner, Tenant may off-set said amount against any rent or other payment required of Tenant by the provisions of this Lease (including without limitation, any amount payable to Landlord pursuant to the provisions of the Work Letter).

H. Pursuant to Article XV, Section 5 of the lease, Tenant shall certify to Landlord the cost of "Tenant's Permanent Improvements" (as defined therein).

I. Notwithstanding anything to the contrary contained in this lease, if the completion of Landlord's Work or Tenant's Work shall be delayed by reason of the acts of the other party which are not remedied within three (3) days after such party's receipt of notice thereof from the other party, then the time period for completing said work (and, in Tenant's case, the aforesaid 180 day period) shall be extended by the number of days equal to the aggregate duration of all such delays encountered by the party responsible for performing such work.





                                   Schedule B

                                  SCHEDULE B-1

                                  WORK LETTER


The Demised Premises shall be accepted by the Tenant "As Is" with the exception of the following work by Landlord.

The following describes work to be performed by the Landlord in and around the Demised Premises. The work described in this Work Letter is in addition to the work to be performed by Landlord with respect to the entire project, including but not limited to construction of the enclosed parking structure, replacing portions of the exterior of the existing building and the construction of other improvements, as further described in plans drawn by Dal Pos Architects in the attached as Schedule B-2, pages 1-3.


A. "Landlord's Work" performed at its sole cost and expense shall include the following:

* 1. Construction of demising walls (to be constructed of 6" steel studs, 16" on the center with 2 layers of 5/8" sheetrock on each side) creating the Demised Premises as per plans (see note B.4 for modification).
* 2.     Removal of all moveable store fixtures from Demised Premises.
  3.     Install exterior Loading Door and move any pipes that are in the way of Tenant's loading dock entrance.
* 4.     Reinforce Tenant's loading dock as detailed on plans.
  5.     Provide common utility room as shown on plans.
  6. Provide point of entry and 1200 amp 120/208 3 phase main disconnect ready for Tenant to contract for service and meter from utility company. (Refer to item B.1 for additional electric distribution at Tenant's expense).
  7. Provide access to Gas Meter Room for Tenant to provide/arrange for entire service (Gas to manifold to be provided by Landlord).
* 8. Sanitary sewer service (fully coordinated with Tenant re: placement of pipe within demised premises to obtain proper pitch to Tenant facilities) sprinkler riser and domestic water services shown on plans (sprinkler layout and installation of system inside Demised Premises Tenant's responsibility).
* 9. Removal of any elevators and/or escalators from Demised Premises and installation of level infill floor slab in these areas.
 10.     Install exterior fire exit doors (to meet Landlord's exterior criteria).
*11. Build cement block chase for installation of HVAC ducts (by Tenant) from roof to demised premises.
*12.     Provide construction access to Demised Premises on Delivery.
 13. Provide availability to an area which will be reasonably accessible to Tenant within the site for Tenant's construction dumpster. Tenant understands it may have to relocate dumpster from time to time subject to construction requirements at the site.

B.       Landlord's Additional Work at Tenant's Expense shall include:

  1. Empty conduit(s) sized for Tenant's distribution of main service through adjacent Tenant spaces to Demised Premises with dragline ready for Tenant's installation of conductors.
  2. Install Tenant's store front on Queens Boulevard and 63rd Road and in parking garage (excluding vestibules but including automatic doors).
  3. Installation of steel roof supports (within 90 days after receipt of specification from Tenant's Architect) for Tenant's HVAC units and associated bracing of structure, roof penetrations and flashing.
  4. Modify Landlord's demising partition specification in A.1 to the extent necessary to meet specifications shown on Tenant's drawing MA 7, last revised 11/12/93; and the insertion of 2 by 4 wood blocking (fireproof as required, or if permissible by N.Y.C. code) at each metal stud, as described in Tenant's drawing MA 9E, (last revised 3/10/94). (The draw-ings and specifications are incorporated by reference and are not herewith attached).
  5.     Provide availability to temporary electric and water.

                                  Schedule B-1

C.       General Notes

1. All other work to be performed by Landlord in the Demised Premises to be "substantially completed" (as defined in Schedule "B") by Landlord within 60 days after delivery of possession; otherwise, Tenant shall have the self-help remedies set forth in Schedule "B".

2. Asterisk * indicates items to be completed by Landlord by delivery of possession.

                           SCHEDULE B-2 PAGE 1 OF 3
            SCHEDULE OF PLANS PREPARED BY DAL POS ARCHITECTS P.C.

                              PARKING STRUCTURE



DWG #           ORIGINAL ISSUE DATE         LAST REV #     LAST REVISION DATE
-----          ---------------------        ----------    ---------------------
A0-1                    8/8/94                  1                9/23/94
A0-2                    8/8/94                  4               11/11/94
A0-3                    8/8/94                  4               11/23/94
A0-4                    8/8/94                  3               11/11/94
A0-5                    8/8/94                  3                11/2/94

A1-1                    8/8/94                  1                9/23/94
A1-2                    8/8/94                  3                9/23/94

A2-1                    8/8/94                  3                11/2/94
A2-2                    8/8/94                  3                11/2/94
A2-3                    8/8/94                  3                11/2/94
A2-4                    8/8/94                  3                11/2/94
A2-5                    8/8/94                  3                11/2/94

A3-1                    8/8/94                  2                11/2/94
A3-2                    8/8/94                  2                11/2/94
A3-3                    8/8/94                  2                11/2/94
A3-4                    8/8/94                  2                11/2/94
A3-5                    8/8/94                  2                11/2/94

A4-1                    8/8/94                  2                11/2/94

A6-1                    8/8/94                  1                9/23/94

A6-2                    8/8/94                  1                9/23/94

A6-3                    8/8/94                  1                9/23/94

A7-1                    8/8/94                  2                11/2/94
A7-2                    8/8/94                  2                11/2/94
A7-3                    8/8/94                  2                11/2/94
A7-4                    8/8/94                  2                11/2/94
A7-5                    8/8/94                  2                11/2/94
A7-6                    8/8/94                  2                11/2/94

A8-1                    8/8/94                  2                11/2/94
A8-1                    8/8/94                  2                11/2/94
A9-1                    8/8/94                  2                11/2/94
A9-2                    8/8/94                  2                11/2/94

S1-1                    8/8/94                  2               11/11/94
S1-2                    8/8/94                  2               11/11/94

S1-3                    8/8/94                  2               11/11/94
S1-4                    8/8/94                  2               11/11/94
S1-5                  11/11/94                  2               11/11/94
S1-6                    8/8/94                  2               11/11/94

S2-1                    8/8/94                  2               11/11/94
S2-2                    8/8/94                  2               11/11/94
S2-3                    8/8/94                  2               11/11/94
S2-4                    8/8/94                  2               11/11/94

S3-1                    8/8/94                  2               11/11/94

S4-1                    8/8/94                  2               11/11/94
S5-1                  11/11/94                  2               11/11/94

S5-1                    8/8/94                  2               11/11/94
S5-2                    8/8/94                  2               11/11/94

POS


                                 SCHEDULE B-2

                            SCHEDULE B-2 PAGE 2 of 3
              SCHEDULE OF PLANS PREPARED BY DAL POS ARCHITECTS P.C.
                                RETAIL BUILDING



DWG #                   ORIGINAL ISSUE DATE             LAST REV #              LAST REVISION DATE
-----                   -------------------             ----------              ------------------

A0.1                         8/8/94                          1                       9/23/94
A0.2                         8/8/94                          2                       11/4/94
A0.3                         8/8/94                          5                       11/23/94
A0.4                         8/8/94                          5                       11/28/94
A0.5                         8/8/94                          5                       11/22/94
A0.6                         8/8/94                          4                       11/11/94

A1.1                         8/8/94                          5                       12/12/94
A1.2                         8/8/94                          4                       12/12/94
A1.3                         8/8/94                          4                       12/12/94
A1.4                         8/8/94                          3                       12/16/94
A1.5                         8/8/94                          3                       12/9/94

A2.1.1                       11/18/94                        1                       12/2/94
A2.1                         8/8/94                          6                       1/11/95
A2.2                         8/8/94                          7                       12/22/94
A2.3                         8/8/94                          4                       12/22/94
A2.4                         8/8/94                          4                       12/22/94
A2.5                         8/8/94                          3                       12/22/94
A2.6                         8/8/94                          4                       12/22/94
A2.7                         8/8/94                          5                       1/11/95
A2.8                         8/8/94                          3                       12/22/94
A2.9                         8/8/94                          3                       12/22/94

A3.1                         8/8/94                          6                       1/9/94
A3.2                         8/8/94                          2                       11/4/94
A3.3                         8/8/94                          3                       1/11/94
A3.4                         8/8/94                          3                       12/22/94
A3.5                         8/8/94                          3                       12/22/94
A3.6                         8/8/94                          3                       12/22/94
A3.7                         8/8/94                          4                       12/22/94
A3.8                         8/8/94                          3                       12/22/94
A3.9                         8/8/94                          3                       12/22/94
A3.10                        8/8/94                          3                       12/22/94
A3.11                        8/8/94                          3                       12/22/94
A3.12                        11/4/94                         2                       12/22/94

A4.1                         8/8/94                          4                       1/11/95
A4.2                         8/8/94                          3                       12/22/94
A4.3                         8/8/94                          3                       12/22/94
A4.4                         8/8/94                          3                       12/22/94
A4.5                                                         4                       1/11/94

A6.1                         11/4/94                         2                       12/22/94

A7.1                         8/8/94                          3                       12/22/94
A7.2                         9/8/94                          2                       11/4/94
A7.3                         8/8/94                          3                       12/22/94
A7.4                         8/8/94                          3                       12/22/94
A7.5                         8/8/94                          2                       11/4/94
A7.6                         8/8/94                          2                       11/4/94

A8.1                                                         2                       11/4/94

A9.1                         8/8/94                          2                       11/4/94
A9.2                         8/8/94                          3                       12/22/94
A9.3                         8/8/94                          2                       11/4/94
A9.4                         8/8/94                          2                       11/4/94

S1.1                         8/8/94                          3                       1/18/95
S1.2                         8/8/94                          3                       1/18/95
S1.3                         8/8/94
S1.4                         8/8/94

S2.1                         8/8/94                          3                       1/18/95


                                  SCHEDULE B-2

                           SCHEDULE B-2 PAGE 3 of 3
            SCHEDULE OF PLANS PREPARED BY DAL POS ARCHITECTS P.C.

                               RETAIL BUILDING



[DWG #                  ORIGINAL ISSUE DATE             LAST REV #             LAST REVISION DATE]
-----                   -------------------             ----------             -------------------
S2.2                          8/8/94                         3                       1/18/95
S2.3                          8/8/94                         3                       1/18/94

S3.1                          8/8/94                         3                       1/18/95
S3.2                          8/8/94                         3                       1/18/95
S4.1                          8/8/94                         2                       11/11/94
S4.2                          8/8/94                         3                       1/18/95

SI.2A                        1/18/94

P-1                           8/5/94                         1                       9/23/94
P-2                           8/5/94                         1                       9/23/94
P-3                           8/5/94                         1                       9/23/94
P-4                           8/5/94                         1                       9/23/94
P-5                           8/5/94                         1                       9/23/94
P-6                           8/5/94                         1                       9/23/94
P-7                           8/5/94                         1                       9/23/94
P-8                           8/5/94                         1                       9/23/94
P-6                           8/5/94                         1                       9/23/94
P-7                           8/5/94                         1                       9/23/94
P-8                           8/5/94                         1                       9/23/94
P-9                           8/5/94                         1                       9/23/94
P-10                          8/8/94                         1                       9/23/94
P-11                          8/5/94                         1                       9/23/94
P-12                          8/5/94                         1                       9/23/94
P-13                          8/8/94                         1                       9/23/94
P-14                          8/8/94                         1                       9/23/94
P-15                          8/8/94                         1                       9/23/94
P-16                          8/5/94                         1                       9/23/94
P-17                          8/5/94                         1                       9/23/94

SP-1                          8/5/94                         1                       9/23/94
SP-2                          8/5/94                         1                       9/23/94
SP-3                          8/8/94                         1                       9/23/94
SP-4                          8/8/94                         1                       9/23/94
SP-5                          8/8/94                         1                       9/23/94
SP-6                          8/5/94                         1                       9/23/94
SP-7                          8/5/94                         1                       9/34/94
SP-8                          8/5/94                         1                       9/23/94
SP-9                          8/5/94                         1                       9/23/94
SP-10                         8/5/94                         1                       9/23/94
SP-11                         8/5/94                         1                       9/23/94

E-1                           8/5/94                         1                       9/23/94
E-2                           8/5/94                         1                       9/23/94
E-3                           8/5/94                         1                       9/23/94
E-4                           8/5/94                         1                       9/23/94
E-5                           8/5/94                         1                       9/23/94
E-6                           8/5/94                         1                       9/23/94
E-7                           8/5/94                         1                       9/23/94
E-8                           8/5/94                         1                       9/23/94
E-6                           8/5/94                         1                       9/23/94
E-7                           8/5/94                         1                       9/23/94
E-8                           8/5/94                         1                       9/23/94
E-9                           8/5/94                         1                       9/23/94
E-10                          8/5/94                         1                       9/23/94
E-11                          8/5/94                         1                       9/23/94
E-12                          8/5/94                         1                       9/23/94
E-13                          8/5/94                         1                       9/23/94
E-14                          8/5/94                         1                       9/23/94
E-15                          8/5/94                         1                       9/23/94
E-16                          8/5/94                         1                       9/23/94
E-17                          8/5/94                         1                       9/23/94
E-18                          8/5/94                         1                       9/23/94


                                  Schedule B-2

                                SCHEDULE "C"

                          DEFINITION OF GROSS SALES

        The term "gross sales" is hereby defined to mean the entire amount of the actual sales price, whether wholly or partly in cash or for credit, of all merchandise sold and the charges for all services performed at, in, from or upon the demised premises, including, without limiting the foregoing, all sales by any sublessee, licensee or concessionaire at, in, from or upon the demised premises. There shall be excluded from gross sales or deducted therefrom, as applicable, (a) sums collected for any sales, use, luxury or excise tax, or any other governmental tax, collected from customers by Tenant or any subtenant, licensee or concessionaire, (b) the exchange or transfer of merchandise between stores or warehouses of Tenant, between stores or warehouses of any subtenant, licensee or concessionaire, or between stores or warehouses of Tenant or any subtenant, licensee or concessionaire and stores or warehouses of their respective affiliates (including any parent, subsidiary or controlling corporation), when such exchange is made solely for the convenient operation of the business of Tenant or such subtenant, licensee, concessionaire or affiliate and not for the purpose of consummating a sale at, in, from or upon the demised premises, (c) returns to shippers or manufacturers, wholesalers or distributors, for credit, (d) cash or credit refunds, but only to the extent that the merchandise sold was originally included in gross sales, (e) proceeds from sales of fixtures which are not a part of the stock in trade of Tenant or any subtenant, licensee or concessionaire, (f) proceeds from the sale of lottery tickets, admission tickets, stamps, money orders, express checks, bank checks and federal, state or municipal savings bonds; from the operation of a sub-post office (if any); from telephones, people weighing machines, lockers and public toilets; and


                              SCHEDULE C Page 1
from delivery charges, wrapping charges and check cashing, (g) proceeds of sales made at a discount to employees of Tenant or its affiliates or any subtenant, licensee or concessionaire, up to an aggregate maximum of 5% of gross sales for any lease-year, (h) proceeds of vending machines, (i) interest or carrying charges, (j) so-called lay-away sales until Tenant delivers merchandise sold thereby to customer, (k) uncollectible credit accounts (provided the same are included in gross sales if subsequently collected) and
(l) if and to the extent credit cards are honored in the demised premises, charges paid to all credit card companies by Tenant or any subtenant, licensee or concessionaire.


                              SCHEDULE C Page 2

                                  SCHEDULE D
                               USE RESTRICTIONS

SEARS LEASE

            (vi) Throughout the Term, Landlord shall operate and maintain the Entire Tract as a first class shopping center. In addition to the other prohibitions as to use set forth in this Lease, the specific uses listed in the next sentence shall also be prohibited, provided that such prohibitions shall not limit Landlord's right to enforce other prohibitions on use set forth in this Lease.

            Neither Tenant nor Landlord shall operate or lease (or permit to be operated or leased) any building or space in the Entire Tract for use as (A) a bar, pub, nightclub, music hall, social club or disco, (B) a bowling alley, (C) a billiard or bingo parlor,
            (D) a flea market of any size, (E) a massage parlor, (F) a church or funeral home, (G) a facility for the sale of paraphernalia for use with illicit drugs. (H) a facility for the use or display of pornographic material (as determined by community standards for the area in which the Entire Tract is located), (I) an off-track betting parlor, (J) a carnival, shooting gallery, amusement park, swimming facility or circus, (K) a gas station, car wash, or auto repair or body shop, (L) a facility for the sale of new or used motor vehicles, (M) any use which is illegal, (N) a skating or roller rink, (O) an arcade, pinball or computer gameroom, provided that a children's facility promoting on-site parental supervision shall be permitted, (P) a banquet hall, auditorium or other place of public assembly, (Q) a training or educational facility (including without limitation a beauty school, barber college, reading room, school or other facility catering primarily to students or trainees rather than customers) or (R) any use which creates a nuisance. In addition, no auction, fire or going-out-of business sale shall be conducted on the Entire Tract. Notwithstanding the provisions of this Subsection 6(b)(vi), portions of the Entire Tract outside of the Demised Premises may be used for (1) a theater, provided it does not feature pornographic material (as determined by community standards for the area in which the Entire Tract is located), (2) a gymnasium, sport or health club or spa, provided it is comparable to Jack La Lanne Health Spa, New York Health & Racquet Club, The Vertical Club or TSI Racquet & Fitness Club, and (3) a restaurant serving alcoholic beverages in conjunction with food.

CALDOR LEASE

        Section 9.7. Restrictions On Other Premises. The following provisions of this Article IX contain certain restrictions and prohibitions against other types of businesses in the Shopping Center.

        Section 9.7(a). During such time as the Demised Premises shall be open to the public for conduct of a General Merchandising Business. Landlord shall not lease, use, or permit to be used any other portion of premises in the Shopping Center for a promotional department store (of the types presently operated by K-Mart, Target, Bradlees, and Wal-Mart; examples of retail tenants which do not violate the restrictions set forth in this paragraph are, Toys-R-Us, BJ, Sports Authority, Staples, Best Products, Marshalls, Sterns).

                              SCHEDULE D Page 1

        Section 9.7(b). In order to ensure that the parking areas of the Shopping Center shall not be overburdened and to preserve the character of the Shopping Center as an active center of retail trade offering a variety of goods and services capable of attracting the widest possible spectrum of shoppers, Landlord agrees that during such time as more than 80% of the Floor Area of the Demised Premises is used for the conduct of a single unit retail business and at least 80% of the Floor Area of the Demised Premises are kept open for business and/or used for a purpose related solely to the approved use of the Demised Premises, no other part of or other premises in the Shopping Center shall be used for any one or more of the following. In the event that the Demised Premises shall cease to be used as provided for in this Section 9.7(b), the provisions of this Section 9.7(b) shall thereafter be void and of no further force or effect with respect to any lease entered into or modified during the period that the Demised Premises were not used as provided in this
Section 9.7(b):

        (i) for the conduct of a business operation which regularly or with significant frequency sells merchandise of the types or qualities now commonly known as "schlock", "junk", distressed", "bank-ruptcy", "fire sale" or "damaged", provided that the restrictions of this Section 9.7(b)(i) shall not apply to any such business having more than two (2) stores in shopping centers of the type in which Tenant's stores are located in the general region; or

       (ii) for any purpose or business which is noxious or unreasonably offensive because of the emission of noise, smoke, dust or odors; or

      (iii) for any purpose other than the conduct of a "retail business", so-called. "Retail business" shall mean and include mail-order catalog store operations of the Sears Roebuck and Montgomery Ward type, banks, finance company businesses, service and self-service dry cleaning and laundry business, shoe repair shops, barber shops, beauty shops, dance studios, health salons, and real estate brokerage, stock brokerage and insurance brokerage businesses selling merchandise or services; or

       (iv) a motel; or

        (v) for (A) a "car-hop" or "carry-out" restaurant business whose customers consume food items sold primarily while such customers are occupying vehicles parked on the Common Facilities of the Shopping Center, provided such business has no facilities for indoor food consumption, and (B) a banquet hall business which serves its guests on a special, catered basis as distinguished from a restaurant business open to the public at large on a random basis, and (C) a bar business which serves alcoholic beverages for on-premises consumption to customers but only if such business does not customarily serve meals for consumption on the premises; or

       (vi) for any off-track betting parlors, "discos" (so-called); so-called "strip shows", and live entertainment of any kind; or for a massage parlor, so-called, or the business of the sale of so-called "adult" material such as, without limitation, magazines, books and photographs; or


                                SCHEDULE D Page 2

      (vii) a premises, the primary use of which shall be for amusement games or devises (electronic or otherwise) except when the center line of the entrance to such premises is 200 feet or more from the center line of the entrance to the Demised Premises; or

     (viii) notwithstanding the foregoing, if Exhibit A shows any area(s) marked "Permitted Theater", one (and only one) indoor theater business may be conducted in the Shopping Center in a building located in (one of) the Permitted Theatre area(s), provided, however, that nothing in this Section 9.7(b)(viii) shall limit the number of screens being operated within a Permitted Theatre; or

       (ix) for any automobile or truck sales, storage, service, fueling, washing, or repair operation (other than tire/battery/accessories operations, which are permitted); or

        (x) for any business using a substantial amount of outdoor space in its regular operations, such as lumber yards, except outdoor areas in connection with normal retail usage, boat sales yards and the like; or

       (xi) for any office or storage operations except (A) office and storage operations which are a part of the conduct of a retail business in the Shopping Center; and (B) the use of a total of not more than 15% in the aggregate of the total floor area of the Shopping Center for professional offices and for business offices which are not included in the above definition of "retail business".




                                SCHEDULE D Page 3

                                  SCHEDULE "E"

                              MEMORANDUM OF LEASE


                THIS MEMORANDUM OF LEASE ("Memorandum") made this _____ day of __________, 1995, by and between ALEXANDER'S, INC. ("Landlord") and MARSHALLS OF RICHFIELD, MN., INC. ("Tenant").



                                  WITNESSETH:

NAME AND ADDRESS OF LANDLORD:

                          Alexander's, Inc.
                          c/o Vornado Realty Trust
                          Park 80 West, Plaza II
                          Saddle Brook, NJ  07662

NAME AND ADDRESS OF TENANT:

                          Marshalls of Richfield, MN., Inc.
                          200 Brickstone Square
                          Box 9030
                          Andover, Massachusetts  01810

DATE OF LEASE:  ________________, 1995

DESCRIPTION OF DEMISED PREMISES:

                          Approximately ____ square feet of floor area on the second level as shown on the Schedule A-1 Site Plan annexed hereto, located in the shopping center legally described on Schedule A-2 annexed hereto.

TERM OF LEASE:

                          The initial term of the lease is twelve and one-half (12 1/2) years from the "Commencement Date". The "Commencement Date" is the earlier of (i) one hundred eighty (180) days after Landlord shall deliver possession of the Demised Premises to Tenant in accordance with the terms and conditions prescribed in the Lease, subject to extension for Tenant's Slack Seasons and force majeure delays, or (ii) the date that Tenant shall first open for business to the public. Tenant has the right to extend the term of the Lease for one period of twelve and one-half (12 1/2) years.

TERMS OF LEASE GOVERN:

                          The rights, obligations and remedies of Landlord and Tenant, respectively, with reference to each other and to the





                                   Schedule E
         demised premises shall be fixed, determined and governed solely by the terms of the Lease, this being a Memorandum of Lease intended to be recorded in the public records to avoid recording the Lease pursuant to the provisions of Section 291-c of the Real Property Law.

                          IN WITNESS WHEREOF,  the parties hereto have executed
this Memorandum of Lease this ____ day of __________, 1995.


ATTEST:                                 ALEXANDER'S, INC.


                                        By:__________________________________
-----------------------------                         Vice President
     Assistant Secretary


ATTEST:                                 MARSHALLS OF RICHFIELD, MN., INC.


                                        By:__________________________________
-----------------------------                         Vice President
     Assistant Secretary





                                   Schedule E

STATE OF                          )
                                                   : ss.:
COUNTY OF                         )


                          On the _____ day of ____________, 1995 before me
personally came _________________________, to be known, who, being by me duly sworn, did depose and say that he resides at _____________________ __________________________, that he is the President of Alexander's, Inc., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        _____________________________
                                        Notary Public

STATE OF                          )
                                                   : ss.:
COUNTY OF                         )


                          On the _____ day of ____________, 1995 before me
personally came _________________________, to be known, who, being by me duly sworn, did depose and say that he resides at _____________________ __________________________, that he is the President of Marshalls of Richfield, MN., Inc., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        _____________________________
                                        Notary Public





                                   Schedule E

                                 SCHEDULE "F"

                                TENANT'S SIGNS

                                  SCHEDULE "G"

                     TAX CONTEST RIGHTS - SEARS AND CALDOR

SEARS

        (a)  Provided Tenant shall have complied with the provisions of this
Section 7, Tenant shall have the non-exclusive right at its own cost and expense to initiate and prosecute a "review" (which term shall mean all proceedings permitted by law, including appellate proceedings, to obtain any form of reduction of real estate taxes or of the assessment therefor) of real estate taxes assessed against the Demised Premises (or the Entire Tract, if the Demised Premises are not separately assessed) for any tax year included wholly or in part within the term of this Lease, either in Tenant's name or Landlord's, as permitted or required by law. Landlord, without charge to Tenant and without cost to Landlord for such cooperation, shall cooperate reasonably with Tenant in the prosecution of any review undertaken by Tenant. If, as the result of any review, the real estate taxes assessed against the Entire Tract (or against any part of it which is taken into account in determining Tenant's liability under this Section 7) shall be reduced for any tax year, Tenant's liability for that tax year under this Section 7 shall be recomputed so as to reflect the net amount of such reduction, after deducting from the amount by which Taxes have been reduced, the costs incurred by Landlord or Tenant in obtaining such reduction, including a reasonable amount of attorneys' fees. The recomputation by Landlord shall be made within ten (10) days after receipt of funds by Landlord, and after said receipt of funds, and said recomputation having been made, by Landlord, Tenant shall be entitled to credit in the amount of Tenant's Proportionate Share of the funds so received by Landlord, against Tenant's monetary obligations under this Lease. In the event that a review results in an increase in the real estate Taxes assessed against the Entire Tract or the Demised Premises (as applicable), Tenant shall promptly pay Landlord any deficiency in Tenant's prior payments.

CALDOR

        Section 5.6. REVIEWS AND ABATEMENTS. Notwithstanding any provision of this Section 5.6 to the contrary, Tenant shall be required to pay all amounts payable by Tenant pursuant to this Article V in full, when due in accordance with the provisions of Section 5.3 hereof. Tenant shall have the non-exclusive right at its own cost and expense to initiate and prosecute a "review" (which term shall mean all proceedings permitted by law, including appellate proceed-ings, to obtain any form of reduction of real estate taxes or of the assessment thereof) of real estate taxes assessed against the Demised Premises (or the Shopping Center, if the Demised Premises are not separately assessed) for any tax year included wholly or in part within the term of this Lease, either in Tenant's name or Landlord's, as permitted or required by law. Landlord, without charge to Tenant and without cost to Landlord for such cooperation, shall cooperate reasonably with Tenant in the prosecution of any review undertaken by Tenant. If, as the result of any review, the real estate taxes assessed against the Shopping Center (or against any part of it which is taken into account in determining Tenant's liability under this Article) shall be reduced for any tax year, Tenant's liability for that tax year under this Article shall be recomputed so as to reflect the net amount of such reduction, after deducting from the amount by which taxes have been reduced, the costs incurred by Landlord in obtaining such reduction, including a reasonable amount of attorneys' fees. The recomputation by Landlord shall be made within ten (10) days after receipt of funds by Landlord, and after said receipt of funds, and said recomputation having been made, by Landlord, Tenant shall be entitled to credit in the amount of Tenant's prorata share of the funds so received by Landlord, against Tenant's monetary obligations under this Lease. In the event that a review results in an increase in the real estate taxes assessed against the Shopping Center or the Demised Premises (as applicable), Tenant shall promptly pay Landlord any deficiency in Tenant's prior payments.

                                  SCHEDULE "H"

                           ENCLOSED PARKING STRUCTURE


1.       The parking rates that Landlord is planning to charge are as follows:

          $2.00           1 hour
          $2.25           2 hours
          $2.50           3 hours
          $3.00           4 hours
          $3.50           5 hours
          $5.50           6 hours
         $15.00           over 6 hours

         However, it is understood that these rates are subject to change by Landlord.

2. The Enclosed Parking Structure shall be open at least the following times:

         Monday through Saturday - 10:00 A.M. to 9:30 P.M.
         Sunday: 12 noon to 6:00 P.M.

3. As a convenience to Tenant, parking tickets of Tenant's customers that have been validated by Tenant will be accepted by Landlord in lieu of payment, provided that Tenant promptly reimburses Landlord for the parking charges that would otherwise have been payable by said customers.





                                   Schedule H

                                  SCHEDULE "I"

                             PERMITTED ENCUMBRANCES

1.       Water and sewer rents and real estate taxes not now due and payable.

2.       A)     Encroachments onto 62nd Drive by:

         Canopy - 14 feet more or less.

         B) Street easement along easterly side of premises being a 5 foot wide easement abutting the westerly side of 97th Street, the northerly side of 63rd Road and the southerly side of 62nd Drive, being 532.07 feet along the westerly side of 97th Street, 5.11 feet along the northerly side of 63rd Road and 5 feet along the southerly side of 62nd Drive and are shown on Map No. 4822 adopted by the Board of Estimate on March 2, 1987 on Cal No. 1 Junction Boulevard, 97th Street, 62nd Drive and 63rd Road are shown on Map No. 4822 adopted by the Board of Estimate on March 2, 1987 on Cal. No. 1.

         C) Building, booth, island and fences encroach onto street easement.

         D) Signs on Junction Boulevard and 63rd Road project beyond face of building up to 10 inches.

         E) Iron grating over area encroaches 3 feet 9-1/2 inches onto Junction Boulevard.

         F)     Subway entrance in Queens Boulevard.

         All as shown on a survey made by Becker & Sica, P.C., dated 9-11-1985 and subject to any changes.

3.       Covenants, conditions, easements, agreements of records, etc.:

         A) Covenants and Restrictions set forth in Liber 2664 Cp. 420; Liber 2689 Cp. 115; Liber 2666 Cp. 180 and Liber 2686 Cp. 284.; Liber 2664
         Cp. 432; Liber 2664 Cp. 441; Liber 2664 Cp. 442; Liber 2664 Cp. 455;
         Liber 2664 Cp. 457; Liber 2664 Cp.  467; Liber 2664 Cp. 468; Liber
         2666 Cp. 195; Liber 2668 Cp. 419; Liber 2668 Cp. 422; Liber 2668 Cp.
         425 and Liber 2825 Cp. 5, as may be modified by Declaration recorded in Liber 3624 Cp 89.

         B) Consent and Authorization for the construction, maintenance and operation of a subway staircase set forth in Liber 3448 Cp 454.

         C) Easement to The Brooklyn Union Gas Company recorded in Liber 6805 Cp 1.

         D) Water Main Easement to The City of New York recorded in Liber 7442 Cp. 456.

         E) Water Main Easement to The City of New York recorded in Liber 7442 Cp. 460





                                   SCHEDULE I

         F) Terms, Covenants and Conditions of The Indenture recorded in Liber 6297 Cp 149; as amended by agreements in Liber 6297 Cp 159 and Liber 6800 Cp 84.

         G) Declaration of Restrictions recorded in Liber 6696 Cp 40; as amended by Agreement recorded in Liber 7744 Cp 339.

         H)     Agreement for Sewage Pumping Station recorded in Liber 6696 Cp
         45.

         I) Terms, Covenants and Conditions of the Declaration of Covenants and Restrictions recorded in Reel 926 Page 1291; as amended by Agreement in Reel 2341 Page 1794.

         J) Terms, Covenants and Conditions of the Easement Agreement recorded in Reel 926 Page 1282.

         K) Terms, Covenants and Conditions of the Agreement recorded in Reel 932 Page 207.

         L) Terms, Covenants and Conditions of the Declaration by Alexander's, Inc. recorded in Reel 2341 Page 1794.

         M) Terms, Covenants and Conditions of the Subway Entrance Agreement recorded in Reel 2342 Page 2288.

4. Approximately 10 feet of the Shopping Center lies in the bed of 97th Street as the same is laid out on the official map of The City of New York. This portion of the premises is subject to the restricted use and limitations imposed by the provisions of Section 35 of the General City Law.

5. Terms, Covenants, Conditions, Provisions and Agreements of Lease, dated 12-1-92, made by and between Alexander's, Inc., Debtor and Debtor-In-Possession, as Landlord, and Caldor, Inc., as Tenant, a notice of which was recorded on 12-9-92 in Reel 3458 Page 680.

6. The following UCC-1 Financing Statement found of record as the same may be assigned or replaced:

         UCC #94PQ01651

         Filed: 02-02-94
         Debtor:  Alexander's, Inc.
         Secured Party:  Chemical Bank]

7.       United States Bankruptcy Court Order recorded in Reel 3814 Page 1158.

8. United States Bankruptcy Court Order dated March 9, 1994 and recorded in Reel 3912 Page 134

9. Terms, Covenants, Conditions and Agreement of Lease made by and between Alexander's, Inc., as Landlord, and Sears Roebuck & Co., as





                                   SCHEDULE I

         Tenant, dated March 24, 1994, a notice of which was recorded on April 28, 1994 in Reel 3860 Page 638

10. Subordination, Attornment and Non-Disturbance Agreement among Chemical Bank, Sears, Roebuck & Co. and Alexander's, Inc. dated March 24, 1994 and recorded April 28, 1994 in Reel 3860 Page 643.

11. Mortgage dated October 4, 1993 between Alexander's, Inc., as Mortgagor, and Chemical Bank, as Mortgagee in the amount of $17,000,000 and recorded on March 11, 1994 in Reel 3814 Page 1193.





                                   SCHEDULE I
                                      -3-

                                  SCHEDULE "J"
  NO INCOMPLETE
APPLICATIONS WILL
   BE ACCEPTED               NOT AN ASBESTOS PROJECT            Page 1 of ____

------------------------------------------------------------------------------
FOR OFFICE PURPOSES ONLY
1. NYC Building Dept. Application
   ACP5 Fee $
   NYC Dept. of Environmental Protection
------------------------------------------------------------------------------

NOTE: THIS FORM IS TO BE COMPLETED IF THERE IS NO FRIABLE ASBESTOS CONTAINING MATERIAL PRESENT OR IF THE TOTAL AMOUNT OF FRIABLE ASBESTOS CONTAINING MATERIAL IS 10 SQUARE FEET OR LESS, OR 25 LINEAR FEET OR LESS, OR IF NORMALLY NONFRIABLE ACM (AS PER 40 CFR PART 61.141) IS PRESENT IN ANY AMOUNT.
-------------------------------------------------------------------------------

2. FACILITY ADDRESS  9605 Queens Blvd.      BORO  Queens       ZIP CODE  11374
   AKA Alexanders

3. BLOCK # 2084

4. LOT # 101

5. BUILDING OWNER  Alexanders Inc.       TEL  # (212) 560-2136

6. ADDRESS  31 West 34th Street, New York          STATE  NY   ZIP CODE  10001

7. CONTACT PERSON  Ron Johnson

8. TEL #  (212) 560-2136

9. DESCRIPTION OF ENTIRE SCOPE OF WORK Removal & disposal of non-friable ACM transite panels in various locations on Floors 1, 2, 3 & Roof cooling tower using non-mechanical methods in accordance with NYC DEP Asbestos Regulations.

10. ESTIMATED START DATE
    ESTIMATED COMPLETION DATE       OF THE ENTIRE SCOPE OF WORK

11. I Gerald Nugent HAVE CONDUCTED AN ASBESTOS INVESTIGATION ON 4/26/94 IN ACCORDANCE WITH PROCEDURES REQUIRED BY THE NYC DEP ASBESTOS CONTROL PROGRAM REGULATIONS AND DECLARE THAT AT THE FACILITY ADDRESS, THE

__ a. premises to be demolished are free of any asbestos containing material
      (ACM)
__ b. premises to be demolished contain 10 square feet or less of 25 linear feet or less of friable ACM or of normally nonfriable ACM demolition forces may make friable: all ACM shall be removed according to the NYS DOL ICR 56 or the NYC DEP Asbestos Regulations
__ c. cumulative surfaces of relevant structure(s) affected by an alteration or plumbing repair are free of any friable ACM and normally nonfriable ACM that alteration or plumbing repair forces may make friable
__ d. cumulative surfaces of relevant structure(s) affected by an alteration or plumbing repair contain 10 square feet or less or 25 linear feet or less of friable ACM or of normally nonfriable ACM that alteration or plumbing repair forces may make friable: removal as in b.
X_ e. normally nonfriable ACM shall be disturbed/removed in accordance with the
      NYS DOL ICR 56 or the NYC DEP Asbestos Regulations. Sq Ft. 108,000 SF. __ f. friable ACM and/or normally nonfriable ACM will NOT be disturbed during alteration/plumbing repair/modification/renovation: Friable ACM Sq Ft
      Lin Ft            Nonfriable ACM Sq Ft

12.          COMPLETE AND THOROUGH ASBESTOS INVESTIGATION PERFORMED OF

___________________________________________________________________________________________________________________________
STORY                   DESCRIBE SECTION OF FLOOR       ALL FRIABLE SURFACING MATERIALS       NUMBER          ASBESTOS
(Include cellar         (e.g. entire, east wing,        INCLUDING FRIABLE ACM AND               OF            PRESENT
and basement)           room #    , boiler room,        NORMALLY NONFRIABLE ACM               SAMPLES        YES     NO
                        lobby, etc.)                                                          ANALYZED
----------------------------------------------------------------------------------------------------------------------------
1st Floor               Shelving                        Transite Panels                         0              X
---------------------------------------------------------------------------------------------------------------------------
2nd Floor               Shelving                        "          "                            0              X
---------------------------------------------------------------------------------------------------------------------------
3rd Floor               Shelving                        "          "                            0              X
---------------------------------------------------------------------------------------------------------------------------
Roof                    Cooling Tower                   "          "                            0              X
___________________________________________________________________________________________________________________________

                                                          --------------------
                                                         |  [SEAL OF THE      |
13. NAME OF LABORATORY THAT ANALYZED SAMPLES   N/A       |  CITY OF THE       |
                                                         |  NYC DEP CERTIFIED |
14. ELAP #       NYS DEPT OF HEALTH CERTIFICATION        |  ASBESTOS          |
    NVLAP #       US DEPT OF COMMERCE N.I.S.T.           |  INVESTIGATOR]     |
                                                           ------------------
15. DATE(S) SAMPLES ANALYZED
    AND THAT THE INFORMATION PROVIDED HEREIN IS TRUE AND COMPLETE

16. /s/ Gerald Nugent   SIGNATURE OF NYC DEP - CERTIFIED ASBESTOS INVESTIGATOR
    4/26/94   DATE

17. #42926 NYC DEP ASBESTOS INVESTIGATOR CERTIFICATE NUMBER

NOTE: STORAGE, TRANSPORTATION AND DISPOSAL OF ASBESTOS CONTAMINATED WASTES ARE REGULATED BY THE NYC DEPARTMENT OF SANITATION (LL70/85)

--------------------------------------------------------------------------------
THE PIECEMEAL CARRYING OUT OF AN OPERATION TO AVOID COVERAGE BY A STANDARD THAT
   APPLIES ONLY TO OPERATIONS LARGER THAN A SPECIFIED SIZE IS A VIOLATION.
--------------------------------------------------------------------------------
                                     ACM =
                        Asbestos Containing Material =
                 Material Containing Greater than 1% Asbestos
--------------------------------------------------------------------------------
  ANY MODIFICATION OR VARIANCE FROM INFORMATION PROVIDED ON THIS FORM MUST BE REPORTED IMMEDIATELY IN WRITING DIRECTLY TO THE NYC DEPARTMENT OF ENVIRONMENTAL
  PROTECTION ASBESTOS CONTROL PROGRAM/NYC DEPT. OF ENVIRONMENTAL PROTECTION,
       59-17 JUNCTION BLVD. - 8th FLOOR, ELMHURST, NEW YORK, 11373-5107
--------------------------------------------------------------------------------

                                G U A R A N T Y



         In consideration of, and as an inducement for the granting, execution and delivery of the foregoing lease, dated March 1, 1995, ("Lease"), by ALEXANDER'S, INC., Landlord therein named ("Landlord", which term shall be deemed to include the named Landlord and its successors and assigns) to MARSHALLS OF RICHFIELD, MN., INC., Tenant therein named ("Tenant", which term shall be deemed to include the named Tenant and its successors and assigns), and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration paid by Landlord to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, MELVILLE CORPORATION, whose address is One Theall Road, Rye, New York 10580 ("Guarantor", which term shall be deemed to include the named Guarantor and its successors and assigns), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt payment of rent and other charges and sums (including, without limitation, Landlord's legal expenses and reasonable attorneys' fees and disbursements) payable by Tenant under the Lease, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant; and Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant in the payment of any rent or other charges and sums, or if Tenant should default in the performance and observance of any of the terms, covenants and conditions contained in the Lease, Guarantor shall and will forthwith pay rent and all other charges and sums, to Landlord and any arrears thereof, and shall and will forthwith faithfully perform and fulfill all of such terms, covenants and conditions and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant under the Lease, including, without limitation, all reasonable attorneys' fees and disbursements incurred by Landlord or caused by such default or the enforcement of this Guaranty.

         This Guaranty is an absolute and unconditional guaranty of payment (and not of collection) and of performance. The liability of Guarantor is co-extensive with that of Tenant and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion or the failure to assert by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, or (b) any non-liability of Tenant under the Lease, whether by insolvency, discharge in bankruptcy, or any other defect or defense which may now or hereafter exist in favor of Tenant.

         This Guaranty shall be a continuing guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by





                                    GUARANTY
reason of (a) any assignment, renewal, modification, amendment or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Landlord to Tenant, or (d) any consent, release, indulgence or other action, inaction or omission under or in respect of the Lease, or (e) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Tenant, whether or not notice thereof or of any thereof is given to Guarantor.

         Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor, or to any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of such repayments. Landlord shall not be required to litigate or otherwise dispute its obligations to make such repayments if it in good faith believes that such obligation exists.

         No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless in writing, signed by Landlord; nor shall any such waiver be applicable except in the specific instance for which given.

         All of Landlord's rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

         Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord or perform or fulfill any term, covenant or condition hereunder on account of the liability of Guarantor hereunder, Guarantor will notify Landlord in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Tenant.

         Guarantor agrees that it will, at any time and from time to time, within thirty (30) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification). Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the "Shopping Center" (as defined in the





                                    GUARANTY

Lease) from or through Landlord or by any mortgagee or prospective mortgagee of the Shopping Center or of any interest therein.

         Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the State in which the Shopping Center is located.

         Guarantor warrants and represents to Landlord that it has the legal right and capacity to execute this Guaranty. In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a Tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint tenant therein.

         As used herein, the term "successors and assigns" shall be deemed to include the heirs and legal representatives of Tenant and Guarantor, as the case may be. If there is more than one Guarantor, the liability hereunder shall be joint and several. All terms and words used in this Guaranty, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         If Guarantor fails to pay any amount payable under this Guaranty when due, interest on such amount shall accrue at the Interest Rate (as defined in the Lease).

         IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the 1st day of March, 1995.


ATTEST:                                            MELVILLE CORPORATION



/s/ Maureen Richards                               By: /s/ Daniel B. Katz
--------------------                                  ----------------------
Assistant Secretary                                   Senior Vice President





                                    GUARANTY

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF WESTCHESTER     )


         On this 1st day of March, 1995, before me personally came to me Daniel
B. Katz known, who, being by me duly sworn, did depose and say that he is the Senior Vice President of MELVILLE CORPORATION, the corporation described in and which executed the foregoing Guaranty; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

         In witness whereof I hereunto set my hand and official seal.



                                        /s/ Catherine Comerford
                                        -----------------------
                                        Notary Public

(Notarial Seal)





                                    GUARANTY
                                      -4-